PUBLIC SERVICE COMPANY
                         OF NORTH CAROLINA, INCORPORATED




                          DEBENTURE PURCHASE AGREEMENT





                            Dated as of June 25, 1992


                                                      $32,000,000


                    8.75% Senior Debentures due June 30, 2012

                              EXPLANATORY STATEMENT

         This is a composite conformed copy of the five separate Debenture Purchase Agreements, each dated as of June 25, 1992, between Public Service Company of North Carolina, Incorporated and the respective purchasers named in
Schedule I thereto. Such Debenture Purchase Agreements are identical in form except for the purchaser address on page one and the signatures of the respective purchasers, which are set forth below:

THE TRAVELERS INDEMNITY COMPANY


By:      /s/ Brian M. Smith
         Name:        Brian N. Smith
         Title:       Assistant Investment Officer


THE TRAVELERS LIFE AND ANNUITY COMPANY


By:      /s/ Brian N. Smith
         Name:        Brian N. Smith
         Title:       Assistant Investment Officer


THE TRAVELERS INSURANCE COMPANY


By:      /s/ Brian N. smith
         Name:        Brian M. Smith
         Title:       Assistant Investment Officer


AMERICAN UNITED LIFE INSURANCE COMPANY


By:      /s/ Kent R. Adams
         Name:        Kent R. Adams
         Title:       Vice President


MODERN WOODMEN OF AMERICA


By:      /s/ W. B. Foster
         Name:        W. B. Foster
         Title:       President

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED





                          DEBENTURE PURCHASE AGREEMENT




                            Dated as of June 25, 1992

                                                     S32, 000,000

                    8.75% Senior Debentures due June 30, 2012

                                TABLE OF CONTENTS

                                                                        Page
SECTION 1.  PURCHASE AND SALE OF DEBENTURES                               1
         1.1      Issue of Debentures.                                    1
         1.2       The Closing

                                                                          1
SECTION 1.  PURCHASE AND SALE OF DEBENTURES                               1
         1.1      Issue of Debentures.                                    1
         1.2       The Closing

                                                                          1
SECTION 1.  PURCHASE AND SALE OF DEBENTURES                               1
         1.1      Issue of Debentures.                                    1
         1.2       The Closing

                                                                          1
SECTION 1.  PURCHASE AND SALE OF DEBENTURES                               1
         1.1      Issue of Debentures.                                    1
         1.2      The Closing                                             1
SECTION 1.  PURCHASE AND SALE OF DEBENTURES                               1
         1.1      Issue of Debentures.                                    1
         1.2      The Closing                                             1
         1.3      Purchase for Investment                                 2
         1.4      Failure to Deliver                                      2
         1.5      Other Agreements                                        3
         1.6      Expenses                                                3
 SECTION 2.  WARRANTIES AND REPRESENTATIONS                               4
         2.1      Subsidiaries                                            4
         2.2      Corporate Organization and Authority                    4
         2.3      Business, Property and Indebtedness                     5
         2.4      Financial Statements                                    5
         2.5      Full Disclosure                                         6
         2.6      Pending Litigation                                      6
         2.7      Title to Properties                                     7
         2.8      Sale Legal and Authorized                               7
         2.9      No Defaults                                             8
         2.10     Governmental Consent                                    8
         2.11     Taxes                                                   8
         2.12     Use of Proceeds                                         9
         2.13     Private Offering                                        10
         2.14     Compliance with Law                                     10
             2.15 Restrictions on the Company and Subsidiaries            11
         2.16     ERISA                                                   11
         2.17     Utility Status                                          13
         2.18     Holding Company Act Status                              13
         2.19     Investment Company Act                                  13
SECTION 3.  CLOSING CONDITIONS                                            13
         3.1     Opinion of Company Counsel                               13
         3.2     Opinion of Special Counsel                               13

                                      -ii-
         3.3      Warranties and Representations True as of Closing
                  Date                                                    14
         3.4      Compliance with this Agreement                          14
         3.5      Officers' Certificate                                   14
         3.6      Proceedings Satisfactory                                14
         3.7      Necessary Approvals                                     14
         3.8      Private Placement Number                                15
         3.9      Other Sales                                             15

SECTION 4.  PURCHASERS' SPECIAL RIGHTS                                    15
         4.1      Direct Payment                                          15
         4.2      Delivery Expenses                                       16
         4.3      Issue Taxes                                             16

SECTION 5.  PREPAYMENTS

         5.1  Required Prepayments                                        16
         5.2      Option to Prepay at Premium                             17
         5.3      Notice of Optional Prepayment                           17
         5.4      Partial Payment Pro Rata                                17

SECTION 6.  REGISTRATION; SUBSTITUTION OF DEBENTURES                      17
         6.1  Registration of Debentures                                  17
         6.2      Exchange of Debentures                                  18
         6.3      Replacement of Debentures                        .      18
 SECTION 7.  COMPANY COVENANTS                                            19
         7.1      Payment of Taxes and Claims                             19
         7.2      Rule 144 Transfer                                       19
         7.3      Leases                                                  19
         7.4      Merger and Consolidation                                19
         7.5      Acquisition of Debentures                               20
         7.6      Transactions with Affiliates                            21
         7.7      Compliance with Law; Corporate Existence                21
         7.8      Maintenance of Office                                   22
         7.9      Limitation on Funded Debt                               23
         7.10     Limitation on Current Debt                              23
         7.11     Limitation on Debt Secured by Indenture                 24
         7.12     Intercompany Debt                                       26
         7.13     Liens and Encumbrances                                  26
         7.14     Distributions                                           28
         7.15     Sale of Assets                                          29
SECTION 8.   INFORMATION AS TO COMPANY                                    29
         8.1      Financial and Business Information                      29
         8.2      Officers' Certificates                                  31
         9.3      Accountants' Certificate                                32
         8.4      Delivery of Certified Financial Statements              32
         8.5      Inspection                                              32
         8.6      Use of Information                                      33

SECTION 9.  EVENTS OF DEFAULT.                                            33
         9.1      Nature of Events                                        33
         9.2      Default Remedies                                        35
         9.3      Annulment of Acceleration of Debentures.                36

SECTION 10.  INTERPRETATION OF THIS AGREEMENT                             36
         10.1     Terms Defined                                           36
         10.2     Accounting Principles                                   45
         10.3     Directly or Indirectly                                  45
         10.4     Governing Law                                           45

SECTION 11.  MISCELLANEOUS                                                45
          11.1    Notices                                                 45
          11.2    Reproduction of Documents                               46
          11.3    Survival                                                46
          11.4    Successors and Assigns                                  46
          11.5    Amendment and Waiver                                    47
          11.6    Duplicate Originals                                     48


     Schedule I -- Purchase Amount and Address; Money Transfer and Notification Instructions

Exhibit A  -- Form of Debenture Exhibit B
Exhibit B
         Part I  --  List of Subsidiaries and Affiliates
         Part II --  List of Debt of the Company
         Part III--  Pending Litigation
Exhibit C  -- Form of Company Counsel's Closing Opinion
Exhibit D  -- Form of Special Counsel's Closing Opinion
Exhibit E  -- Subordination Provisions of Notes

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                           400 Cox Road, P.O. Box 1396
                       Gastonia, North Carolina 28053-1398



                          DEBENTURE PURCHASE AGREEMENT

                                                      $32,000,000

                    8.75% Senior Debentures Due June 30, 2012





                                                     Dated as of June 25, 1992
Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201
Attn:        Investment Department

Ladies and Gentlemen:

Public Service Company of North Carolina, Incorporated, a North Carolina corporation (the "Company") , hereby agrees with you as follows:

SECTION 1.  PURCHASE AND SALE OF DEBENTURES

1.1  Issue of Debentures.

         The Company will authorize and issue $32,000,000 in aggregate principal amount of its 8.75% Senior Debentures due June 30, 2012 (the "Debentures") pursuant to this Agreement. The Debentures will mature, will bear interest and will otherwise be substantially in the form set out in Exhibit A.

1.2  The Closing.

         The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, the aggregate principal amount of the Debentures shown opposite your name on
Schedule I, at 100% of the principal amount thereof.

         Subject  to  satisfaction  of the  conditions  precedent  set  forth in
Section 3, the closing of your purchase shall be held at 10:00 A.M. Charlotte time on June 26, 1992 (the "Closing Date").

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                           400 Cox Road, P.O. Box 1398
                       Gastonia, North Carolina 28053-1398



                          DEBENTURE PURCHASE AGREEMENT

                                                      $32,000,000

                    8.75% Senior Debentures Due June 30, 2012




                                            Dated as of June 25, 1992


The Travelers Indemnity Company
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Capital Finance Division

Ladies and Gentlemen:

Public Service Company of North Carolina, Incorporated, a North Carolina corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.  PURCHASE AND SALE OF DEBENTURES
1.1  Issue of Debentures.

         The Company will authorize and issue $32,000,000 in aggregate principal amount of its 8.75% Senior Debentures due June 30, 2012 (the "Debentures") pursuant to this Agreement. The Debentures will mature, will bear interest and will otherwise be substantially in the form set out in Exhibit A.

1.2      The Closing.

         The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, the aggregate principal amount of the Debentures shown opposite your name on
Schedule I, at 100% of the principal amount thereof.

         Subject  to  satisfaction  of the  conditions  precedent  set  forth in
Section 3, the closing of your purchase shall be held at 10:00 A.M. Charlotte time on June 26, 1992 (the "Closing Date").

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                           400 Cox Road, P.O. Box 1398
                       Gastonia, North Carolina 28053-1398



                          DEBENTURE PURCHASE AGREEMENT

                                                      $32,000,000

                    8.75% Senior Debentures Due June 30, 2012




                                              Dated as of June 25, 1992


The Travelers Life and Annuity Company
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Capital Finance Division

Ladies and Gentlemen:

Public Service Company of North Carolina, Incorporated, a North Carolina corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.  PURCHASE AND SALE OF DEBENTURES

1.1  Issue of Debentures.

         The Company will authorize and issue $32,000,000 in aggregate principal amount of its 8.75% Senior Debentures due June 30, 2012 (the "Debentures") pursuant to this Agreement. The Debentures will mature, will bear interest and will otherwise be substantially in the form set out in Exhibit A.

1.2  The Closing.

         The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, the aggregate principal amount of the Debentures shown opposite your name on
Schedule I, at 100% of the principal amount thereof.

         Subject  to  satisfaction  of the  conditions  precedent  set  forth in
Section 3, the closing of your purchase shall be held at 10:00 A.M. Charlotte time on June 26, 1992 (the "Closing Date").

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                           400 Cox Road, P.O. Box 1398
                       Gastonia, North Carolina 28053-1398



                          DEBENTURE PURCHASE AGREEMENT

                                                      $32,000,000

                    8.75% Senior Debentures Due June 30, 2012




                                               Dated as of June 25, 1992


The Travelers Insurance Company
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Capital Finance Division

Ladies and Gentlemen:

Public Service Company of North Carolina, Incorporated, a North Carolina corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.  PURCHASE AND SALE OF DEBENTURES
1.1  Issue of Debentures.

         The Company will authorize and issue $32,000,000 in aggregate principal amount of its 8.75% Senior Debentures due June 30, 2012 (the "Debentures") pursuant to this Agreement. The Debentures will mature, will bear interest and will otherwise be substantially in the form set out in Exhibit A.

1.2      The Closing.

         The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, the aggregate principal amount of the Debentures shown opposite your name on
Schedule I, at 100% of the principal amount thereof.

         Subject  to  satisfaction  of the  conditions  precedent  set  forth in
Section 3, the closing of your purchase shall be held at 10:00 A.M. Charlotte time on June 26, 1992 (the "Closing Date").

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                           400 Cox Road, P.O. Box 1398
                       Gastonia, North Carolina 28053-1398



                          DEBENTURE PURCHASE AGREEMENT

                                                      $32,000,000

                    8.75% Senior Debentures Due June 30, 2012




                                                  Dated as of June 25, 1992
Securities Department
American United Life Insurance Company
Post Office Box 368
Indianapolis, IN  46206

Ladies and Gentlemen:

Public Service Company of North Carolina, Incorporated, a North Carolina corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.  PURCHASE AND SALE OF DEBENTURES
1.1  Issue of Debentures.

         The Company will authorize and issue $32,000,000 in aggregate principal amount of its 8.75% Senior Debentures due June 30, 2012 (the "Debentures") pursuant to this Agreement. The Debentures will mature, will bear interest and will otherwise be substantially in the form set out in Exhibit A.

1.2      The Closing.

         The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, the aggregate principal amount of the Debentures shown opposite your name on
Schedule I, at 100% of the principal amount thereof.

         Subject  to  satisfaction  of the  conditions  precedent  set  forth in
Section 3, the closing of your purchase shall be held at 10:00 A.M. Charlotte time on June 26, 1992 (the "Closing Date").

at the offices of Moore & Van Allen, 3000 NationsBank Plaza, Charlotte, NC 28280. At the closing the Company will deliver to you, against payment by you in immediately available funds credited to the Company's Treasurer's Account No. 706-5900162 at First Union National Bank, Gastonia, North Carolina (ABA #0530-0021-9), the Debentures shown opposite your name on Schedule I hereto, dated the Closing Date and registered as provided in Schedule I, unless you otherwise request. The Debentures shall be printed or typewritten and shall be delivered to you in fully registered form without coupons.

1.3      Purchase for Investment.

         You represent to the Company that you are purchasing the Debentures for your own account for investment or resale under Rule 144A adopted pursuant to the Securities Act of 1933, as amended (the "Act") or on behalf of one or more separate accounts over which you have sole investment discretion and with no present intention of distributing the Debentures or any part thereof, but without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of the Debentures under an effective registration statement under the Act, or under an exemption from such registration available under the Act or to otherwise be and remain in control of the disposition of all of your property. It is understood that, in making the representations set out in Section 2.13, the Company is relying, to the extent applicable, upon your representation as aforesaid. You also represent that no part of the funds being used by you to pay the purchase price of the Debentures hereunder constitutes assets allocated to any "separate account" (as defined in Section 3 of ERISA) maintained by you in which any "employee benefit plan" (as defined in Section 3 of ERISA) identified in the list referred to in Section 2.16(e) participates to the extent of 10% or more. You further represent that you are a qualified institutional buyer within the meaning of Rule 144A. Your purchase of the Debentures hereunder shall constitute a reaffirmation by you, as of the Closing Date, of your representations set forth in this Section.

1.4      Failure to Deliver.

         If, at the closing, the Company fails to tender to you the Debentures to be purchased by you or if the conditions specified in Section 3 have not been fulfilled or waived by you, you may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

1.5      Other Agreements.

         Simultaneously herewith the Company is executing separate agreements (such other agreements being herein called "Other Agreements" and, together with this Agreement, collectively called the ("Agreements") with the other purchasers named in Schedule I hereto (the "Other Purchasers") similar in all respects hereto, under which the Other Purchasers agree to purchase from the Company the Debentures in the principal amounts set forth opposite their names in Schedule I hereto and make the same representations to the Company as you have made herein in Section 1.3. The purchase made by each purchaser is to be a separate purchase from the Company by such purchaser, and each sale and delivery of the Debentures to each purchaser is to be a separate sale and delivery by the Company to such purchaser.

1.6      Expenses.

         Whether or not the Debentures are sold, the Company will pay all expenses relating to the Agreements including but not limited to:

    (a)      the cost of reproducing the Agreements and the Debentures;

    (b)      the reasonable fees and disbursements of your special counsel;

    (c) the cost of any fees of Dillon, Read & Co. Inc. and of any other agents, brokers or dealers (other than any agent, broker or dealer, if any, specifically employed by you in connection with your purchase of the Debentures) or otherwise incurred in connection with the sale of the Debentures, together with any filing fees and the costs associated with the acquisition of a private placement number;

    (d)      your reasonable out-of-pocket expenses;

    (e) the cost of delivering to your home office, insured to your satisfaction, the Debentures purchased by you at the closing; and

    (f) all expenses, costs, outlays and reasonable attorneys' fees relating to (i) amendments, waivers or consents pursuant to, or the enforcement and protection of your rights under, the provisions of the Agreements, or the Debentures, or (ii) the enforcement of any provisions of, or the collection of amounts due you under, the Debentures or the Agreements, or
    (iii)
the preparation for, negotiations regarding, consultations concerning or the defense of legal proceedings involving any claim or claims made or threatened against you arising out of the Agreements or the Debentures.

         The obligations of the Company under this Section 1.6 shall survive the transfer, payment or redemption of the Debentures and the termination of this Agreement.

SECTION 2.  WARRANTIES AND REPRESENTATIONS

         The Company warrants and represents to you that:

2.1      Subsidiaries.

         Exhibit B to this Agreement correctly identifies (i) each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary and (ii) each of the Company's Affiliates (other than Subsidiaries) and the nature of the affiliation. The Company and each subsidiary is the legal and beneficial owner of all of the shares of Voting Stock it purports to own of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

2.2      Corporate Organization and Authority.
         The Company and each Subsidiary

    (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

    (ii) has all requisite power and authority to own and operate its Properties and to carry on its business as now conducted and, with respect to the Company, as presently proposed to be conducted, and

  (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, except where failure to qualify would not materially and adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the Company and its

                                  Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Debentures or the Agreements.

2.3  Business, Property and Indebtedness.

         (a) The Annual Report on Form 10-K of the Company for the year ended September 30, 1991, the Quarterly Reports on Form 10-Q of the Company for December 31, 1991 and March 31, 1992 and the Current Report on Form 8-K dated June 25, 1992, each filed with the Securities and Exchange Commission (collectively, the "Form 10-K") and the Offering Memorandum correctly describe the general nature of the business and principal Properties of the Company and its Subsidiaries;

         (b) Exhibit B to this Agreement correctly lists all outstanding indebtedness for borrowed money (including all Financing Leases and Purchase Money Mortgages) and all Guarantees of the Company and its Subsidiaries.

2.4      Financial Statements.

          (a) The Company has furnished you with the consolidated balance sheets of the Company and Subsidiaries as of September 30 of each of the fiscal years 1987, 1988, 1989, 1990 and 1991 together, in each case, with the related statements of income, retained earnings and cash flows or changes in financial position for the fiscal years ended on such dates, all containing opinions of Arthur Andersen & Co., independent public accountants, and with the unaudited consolidated balance sheet of the Company and Subsidiaries as of March 31, 1992 together with the unaudited statements of income, and cash flows for the six months ended March 31, 1992. Said financial statements (subject, in the case of the unaudited March 31, 1992 statements, to year-end adjustments) are correct and complete in all material respects and fairly present the financial condition of the Company and Subsidiaries as of the respective dates of said balance sheets and the results of the operations of the Company and Subsidiaries for the respective periods covered by said statements of income and cash flows and have been prepared in accordance with generally accepted accounting principles consistently applied.

         (b) Except as specifically disclosed in the Form 10-K, the Offering Memorandum or Exhibit B hereto, since September 30, 1991, there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or any Subsidiary or the ability of the Company to perform its obligations under the Debentures or the Agreements, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

2.5  Full Disclosure.

         The Form 10-K and the Offering Memorandum delivered to you in connection with the offering of the Debentures and the financial statements referred to in Section 2.4, as updated by the information contained in Exhibit B hereto, do not, nor does this Agreement or any written statement furnished by the Company to you in connection with the negotiation of the sale of the Debentures, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. The Company does not know of any fact (other than matters of a general economic nature) which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now reasonably foresee, will materially affect adversely the Properties, business or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Debentures or the Agreements.

2.6  Pending Litigation.

         Except as disclosed in the Form 10-K or in Exhibit B to this Agreement, there are no proceedings or investigations pending, or to the knowledge of the company threatened, against or affecting the Company or any Subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal which, individually or in the aggregate, might materially and adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Debentures or the Agreements. Neither the Company nor any Subsidiary is in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal or in violation of any laws or governmental rules or regulations where such default or violation might materially and adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Debentures or the Agreements.

2.7      Title to Properties.

         The Company, and each Subsidiary, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in Section 2.4 (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by the Agreements.

2.8      Sale Legal and Authorized.

         (a) The execution and delivery of the Agreements and the issue, authentication and sale of the Debentures, have each been duly authorized by all necessary corporate action and the
                  Agreements and the Debentures, when issued hereunder for value, will each constitute a legal, valid and binding obligation of the Company enforceable in accordance with their respective terms (subject to general equitable principles and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditor's rights generally).

         (b) The sale of the Debentures by the Company and compliance by the Company and each Subsidiary with all of the provisions of the Agreements and of the Debentures are within the corporate powers of the Company and each Subsidiary.

          (c) The execution and delivery of the Agreements, the offer, issue, sale and delivery of the Debentures and compliance by the Company with the terms and provisions of the Agreements and the Debentures will not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company is a party or by which it may be bound or to which any of its Property is subject or any order, judgment, decree, statute, law or regulation to which the Company or any of its Property is subject.

         (d) There are no limitations in any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which the Company or any Subsidiary may be bound which restrict its right or ability to issue the
                  Debentures or indebtedness of any kind or to pay principal, premium or interest on any indebtedness other than the  Agreements and the agreements and instruments referred to in Section 2.3(b) and described in Exhibit B to this Agreement.
2.9      No Defaults.

         No event has occurred and no condition exists which, upon the issue of the Debentures, would constitute a Default or an Event of Default under the Agreements or any indenture, agreement or other instrument to which the Company is a party or by which it may be bound. Neither the Company nor any Subsidiary is in violation in any material respect of any term of its Certificate of Incorporation or any agreement, charter instrument, by-law or other instrument to which it is a party or by which it or any of its Property may be bound.

2.10     Governmental Consent.

         Neither the nature of the Company or of any Subsidiary or any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Debentures is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or any Subsidiary as a condition to or in connection with the execution and delivery and performance of the Agreements or the offer, issue, sale or delivery of the Debentures, except the approval by the Commission of the issuance and sale of the Debentures; provided, however, that no representation is made with respect to securities matters covered by Section 2.13 hereof.

2.11     Taxes.

         (a) The federal income tax returns of the Company and its Subsidiaries for fiscal years through September 30, 1957 are considered closed and no material issues relating to such years remain outstanding.

         (b) The North Carolina tax returns of the Company and its Subsidiaries for fiscal years through September 30,1986 are considered closed and no material issues relating to such years remain outstanding. North Carolina tax returns for fiscal years subsequent to September 30, 1986 remain open.

         (c) All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges which have been levied upon the Company or any Subsidiary, or upon any of their respective Properties, income or franchises, which are due and payable have been paid or will be paid prior to the final due date thereof, except for any taxes, assessments, fees and other governmental charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate. Neither the Company nor any Subsidiary knows of any proposed material additional tax assessment against it.

         (d) In the opinion of the Company's executive officers, the provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period, and the amount of the reserve for federal income taxes reflected in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1991 is adequate for such federal income taxes, if any, as may be payable by the Company and its Subsidiaries for the fiscal years ended September 30, 1988 through September 30, 1991, the only open years.

2.12     Use of Proceeds.

         The Company will apply the net proceeds from the sale of the Debentures
(a) to reduce or retire short-term indebtedness and (b) for general corporate purposes. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Debentures) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations C, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G, including margin securities originally issued by it. None of the proceeds from the sale of the Debentures will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "margin security" within the meaning of the Securities Exchange Act of 1934, as amended.

2.13     Private Offering.

         Neither the Company nor Dillon, Read & Co. Inc. (the only Person authorized or engaged by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Debentures or any other similar Security of the Company) has offered any of the Debentures or any similar
Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you, the other Purchasers and 12 other institutional investors, each of which was offered all or a portion of the Debentures or any similar Security at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Debentures or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Debentures within the provisions of Section 5 of the Act. The Company agrees that, within a period of six months after the Closing Date, it will not issue any Securities similar to the Debentures in a manner which would cause the Debentures to be considered to be part of a public offering of securities within the meaning of the Act.

2.14 Compliance with Law.

         (a) Except as set forth under Sections 2.14(b) and (c), neither the Company nor any Subsidiary:

                    (i) is in violation of any laws, ordinances, governmental rules or regulations to which it is subject; or

                  (ii) has failed to obtain any certificates of public convenience and necessity, operating rights licenses, permits, franchises, other governmental authorizations, rights of way, easements, patents, copyrights, trademarks or trade names, or rights thereto, necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements or the Debentures.

                    (b) Environmental Laws. To the best of the Company's knowledge after due inquiry, except as disclosed ------------------ in Note 9 of the consolidated financial statements for the fiscal year ended September 30, 1991 referred to in Section 2.4 ("Note 9"), and in the Preliminary Evaluation of Former Manufactured Gas Plants dated June 1992 prepared for the Company by Geraghty & Miller, Inc. (the "Evaluation"), neither the Company nor any Subsidiary is in violation in any material respect of any applicable zoning ordinances or any applicable Environmental Laws and has not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release of any Hazardous Material, which violation or liability might materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements or the Debentures.

         (c)      To the best of the Company's knowledge, except as set forth in
                  Note 9, the Evaluation or Exhibit B, neither the Company nor any Subsidiary is the subject of any evaluation under CERCLA which might result in aggregate liability to the Company and its Subsidiaries in excess of $50,000.

2.15     Restrictions on the Company and Subsidiaries.

         Neither the Company nor any Subsidiary is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, Property, assets or financial condition.

2.16     ERISA.

                    (a) Relationship of vested Benefits to Pension Plan Assets. The present value of all benefits vested
                         ------------------------------------------------------
                         under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company and any other corporation or other trade or business under common control with the Company as determined under Sections 414(b) and 414(c) of the Internal Revenue Code of 1986, as amended (a "Common Control Entity"), as from time to time in effect (herein called the "Pension Plans") subject to Title IV of ERISA, did not, as of July 31, 1991, the last annual valuation date, exceed the value of the assets of such Pension Plans allocable to such vested benefits.

                    (b) Prohibited Transactions. To the best of the Company's knowledge after due inquiry, neither the Company nor ----------------------- any Common Control Entity, nor any of the Pension Plans or any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA, which could subject the Company, any Common Control Entity, the Pension Plans, or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with the Pension Plans or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section 502(i) of ERISA. The issuance, sale and delivery of the Debentures by the Company hereunder will not involve any "prohibited transaction" within the meaning of
                         Section 4975 of the Internal Revenue Code of 1986, as amended, or ERISA. The warranty and representation by the Company in the preceding sentence is made in reliance upon your representation in Section 1.3.

(c) Reportable Events. Neither any of the Pension Plans subject to Title IV of ERISA nor any trusts created thereunder have been terminated, nor have there been any "reportable events," as that term is defined in
         Section 4043 of ERISA, other than reportable events for which the notice requirement of Section 4043 has been waived pursuant to regulations issued thereunder, since the effective date of ERISA. The Company has not at any time made, and is not obligated to make, contributions to any Multi-employer Plan (as defined in Section 3(37) of ERISA).

(d) Accumulated Funding Deficiency. Neither any of the Pension Plans subject to Part 3 of Title I of ERISA nor any trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

                  (e) List of Benefit Plans. The Company has delivered to you a complete and correct list of (i) all employee benefit plans with respect to which the Company or any Common Control Entity is a party in interest and (ii) all employee benefit plans maintained by affiliates of the Company. As used in this
                  Section 2.16(e), the terms "employee benefit plans" and "party in interest" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA.

2.17     Utility Status.

         The Company is a natural gas local distribution company subject to regulation as a public utility by the Commission.

2.18     Holding Company Act Status.

         The Company is not a "holding company" or a "subsidiary company" or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

2.19     Investment Company Act.

         The Company is not an investment company or a person directly or indirectly controlled by or acting on behalf of an investment company within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.  CLOSING CONDITIONS

         Your obligation to purchase and pay for the Debentures to be delivered to you at the closing on the Closing Date shall be subject to the following conditions precedent:

3.1      Opinion of Company Counsel.

         You shall have received from Moore & Van Allen, counsel for the Company, an opinion, in substantially the form of Exhibit C to this Agreement, dated the Closing Date. Such opinion shall be supplemented to cover such other matters incident to the transactions contemplated by this Agreement as you may reasonably request.

3.2      Opinion of Special Counsel.

         You shall have received from Messrs. Day, Berry & Howard, your special counsel, an opinion, in substantially the form of Exhibit D to this Agreement, dated the Closing Date. Such opinion shall be supplemented to cover such other matters incident to the transactions contemplated by this Agreement as you may reasonably request.

3.3      Warranties and Representations True as of Closing Date.

         (a) The warranties and representations contained in Section 2 shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

         (b) The Company shall not have taken any action or permitted any condition to exist which would have been prohibited by Section 7 hereof if such Section had been binding and effective at all times during the period from March 31, 1992 to and including the Closing Date.

3.4      Compliance with this Agreement.

                           The Company shall have  performed and complied in all
                  material respects with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the closing.


3.5      Officers' Certificate.

                           You  shall  have  received  a  certificate  dated the
                  Closing Date and signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that each of the conditions specified in Sections 3.3, 3.4, 3.7(b) and 3.9 have been fulfilled.

3.6      Proceedings Satisfactory.

                           All proceedings  taken in connection with the sale of
                  the Debentures and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or as a basis for your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

3.7      Necessary Approvals.

         (a) The Company shall have obtained the requisite approval of all regulatory bodies to which it is subject for the issuance and sale of the Debentures, including specifically the written approval of the Commission.

         (b) The approval referred to in (a) above shall be in full force and effect and is being complied with, such approval shall not be the subject of any pending or threatened attack or appeal, by direct proceedings or otherwise, and the period during which an appeal may be taken shall have lapsed.

         (c) You shall have received a copy, certified by the appropriate officer, of the approval specifically referred to in (a) above.

3.8      Private Placement Number.

         You shall have received evidence satisfactory to you of the acquisition by the Company of a Private Placement Number for the transactions contemplated by this Agreement, issued by the CUSIP Service Bureau of Standard & Poor's Corporation (in cooperation with the Securities valuation Office of the National Association of Insurance Commissioners).

3.9       Other Sales.

         On the Closing Date, the Company shall sell (and receive the purchase price for) all the Debentures to be sold and delivered on the Closing Date pursuant to the terms and provisions of the Other Agreements, as the Other Agreements were originally entered into. The aggregate principal amount of the Debentures to be sold to each of the Other Purchasers on such Closing Date is set forth in Schedule I hereto.

SECTION 4.  PURCHASERS' SPECIAL RIGHTS

4.1      Direct Payment.

         Notwithstanding anything to the contrary in the Agreements or the Debentures, the Company will pay all amounts payable with respect to any Debentures held by each holder of Debentures which has given written notice to the Company (such as the written direction given in Schedule I to this Agreement) requesting that the provisions of this Section shall apply (without any presentment of such Debentures and without any notation of such payment being made thereon) by crediting the account of such holder in any bank in the United States as may be designated in writing by such holder (accompanied by sufficient information to identify the source and application of such funds) with good funds available on such payment date, or in such other manner or to such other address in the United States as may be designated in writing by such holder. The holder of any of the Debentures to which this Section applies agrees
(A) that in the event it shall sell or transfer any of the Debentures, prior to the delivery of such Debentures to the purchaser or transferee (a) it will (i) make a proper notation thereon of the portion of the

Debenture which has been redeemed, or (ii) surrender the Debenture in exchange for a new Debenture representing the then outstanding principal amount of the Debentures being sold or disposed of and the principal amount of the Debentures held by such holder after such sale or disposition, and (b) it will promptly notify the Company of the name and address of the transferee of the Debentures being sold or disposed of; and (B) to indemnify the Company for any losses incurred by the Company as a direct result of such holder's failure to comply with the requirements of clause (A) above. Any person to whom this Section 4.1 applies agrees that Debentures which are redeemed in full or paid on maturity will be surrendered to the Company against such payment in accordance with the terms of the Agreements.

4.2      Delivery Expenses.

         If you surrender any Debenture to the Company pursuant to the Agreements, the Company will pay the cost of delivering to or from your home office from or to the Company, insured to your satisfaction, the surrendered Debenture and any Debenture issued in substitution or replacement for the surrendered Debenture.

4.3       Issue Taxes.

         The Company will pay all taxes in connection with the original issuance of the Debentures (other than taxes based on income or ownership of the Debentures) and in connection with any amendment or modification of the Debentures or the Agreements and will hold you harmless without limitation as to time against any and all liabilities with respect to all such taxes, including any interest and penalties assessed or asserted in connection therewith. The obligations of the Company under this Section 4.3 shall survive the transfer, payment or redemption of the Debentures and the termination of this Agreement.

SECTION 5.  PREPAYMENTS

5.1      Required Prepayments.

                  (a) In addition to paying the entire remaining principal amount and interest due on the Debentures at maturity, the Company will prepay, and there shall become due and payable, $3,200,000 principal amount of the Debentures on June 30 in each year beginning on June 30, 2003 and ending June 30, 2012, inclusive. Each such prepayment shall be at l00% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

                  (b) The Company's exercise of any partial prepayment option in
Section 5.2, or the acquisition of any Debentures by the Company, shall not reduce or otherwise affect its obligation to make any prepayment required by
Section 5.1(a).

5.2      Option to Prepay at Premium.

                  The Company may prepay the Debentures in whole or part at any time, in multiples of $1,000,000, by payment of the principal amount then being prepaid, plus accrued interest on the principal amount so prepaid to the prepayment date, plus the Make-Whole Premium.

5.3        Notice of Optional Prepayment.

         The Company will give notice of any optional prepayment of the Debentures to each holder of the Debentures not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (a) such date, (b) the section of this Agreement under which the prepayment is to be made, (c) the principal amount of the Debentures and of such holder's Debentures to be prepaid on such date, and (d) the Make-Whole Premium, and accrued interest applicable to the prepayment. Notice of prepayment having been so given, the principal amount of the Debentures specified in such notice, together with the Make-Whole Premium, and accrued interest thereon, shall become due and payable on the prepayment date.

5.4      Partial Payment Pro Rata.

         If there is more than one Debenture outstanding at any time the aggregate principal amount of each required or optional partial payment of the Debentures shall be allocated among the outstanding Debentures in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Debentures. For the purpose of this Section 5.4 only, any Debentures reacquired by the Company shall be deemed to be outstanding.

SECTION 6.  REGISTRATION; SUBSTITUTION OF DEBENTURES

6.1       Registration of Debentures.

The Company will cause to be kept at its office maintained pursuant to Section 7.8, a register for the registration and transfer of the Debentures. The names and addresses of the holders of the Debentures, the transfer thereof and the names addresses of the transferees of any of the Debentures will be registered in the register. The Person in whose name any Debenture is registered shall be deemed and treated as the owner and holder thereof for all purposes of the Agreements, and the Company shall not be affected by any notice or knowledge to the contrary.

6.2       Exchange of Debentures.

         Upon surrender of any Debenture to the Company at its office maintained pursuant to Section 7.8, the Company, upon request, will as promptly as possible, but in any event within 10 Business Days, execute and deliver, at its expense (except as provided below), new Debentures in exchange therefor, in denominations of at least $100,000 (except as may be necessary to reflect any principal amount not evenly divisible by $100,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Debenture. Each such new Debenture (a) shall be payable to such Person as the surrendering holder may request and (b) shall be dated and bear interest from the date to which interest has been paid on the surrendered Debenture or dated the date of the surrendered Debenture if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

6.3      Replacement of Debentures.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Debenture and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the holder of the Debenture is an institutional investor having capital, surplus and earnings aggregating at least $10,000,000, its own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation of the Debenture,

the Company at its expense will execute and deliver within 10 Business Days a new Debenture of like tenor, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Debenture or dated the date of such lost, stolen, destroyed or mutilated Debenture if no interest has been paid thereon.

SECTION 7.  COMPANY COVENANTS

7.1      Payment of Taxes and Claims.

         The Company will, and will cause each Subsidiary to, pay, before they become delinquent,

                    (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                  (b) all claims or demands of any kind (including but not limited to those of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its Property;

provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, if and for so long as such adequate book reserves, if any, as shall be required by generally accepted accounting principles have been established with respect thereto.

7.2            Rule 144 Transfer.

         The Company will, so long as you or your nominee shall hold any of the Debentures, give you such information as you may reasonably require for the purpose of completing Form 144 or any other applicable form promulgated by the Securities and Exchange Commission under the Act in connection with any proposed sale by you of any of the Debentures pursuant to Rule 144 or Rule 144A (or any comparable provisions) issued by the Securities and Exchange Commission under the Act including, but not limited to, (i) the name, address and telephone number of the Company, (ii) the Company's IRS identification number, and (iii) the Company's file numbers for filing reports under the Securities Exchange Act of 1934.

7.3           Leases.

         The Company will not lease its Property as an entirety or substantially as an entirety to any Person or Persons (in one transaction or a series of related transactions).

7.4           Merger and Consolidation.

         The Company will not, and will not permit any Subsidiary to, become a party to a merger or consolidation or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety; provided that (1) a Subsidiary may merge or consolidate with or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety to the Company, another Subsidiary or a corporation which becomes a Subsidiary as a result of such merger or consolidation or such sale, lease or disposal and which immediately after the consummation of such merger or consolidation or such sale, lease or disposal, and after giving effect thereto, no Default or Event of Default would exist, or (2) the Company may merge or consolidate with another corporation, if all of the following conditions are met:

                  (i) the corporation which results from such merger or consolidation (the "surviving corporation") is solvent and organized under the laws of the United States or a jurisdiction thereof;

                  (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants in the Debentures and the Agreements to be performed or observed by the Company, are expressly assumed in writing by the surviving corporation; and

                (iii) immediately following the consummation of such merger, and after giving effect thereto, (A) the Company would be permitted by Section 7.9 to incur at least $1 of additional Funded Debt; and (B) no Default or Event of Default would exist.

No such consolidation, merger or transfer shall have the effect of releasing Public Service Company of North Carolina, Incorporated (or any other corporation which at the time shall have assumed the obligations of the Company under the Agreements and the Debentures) from its obligations under the Agreements and the Debentures.

7.5      Acquisition of Debentures.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, acquire or make any offer to acquire any Debentures unless the Company or such Subsidiary has offered to acquire Debentures, pro rata, from all holders of the Debentures and upon the same terms; provided that the Company may acquire (but may not make any offer to acquire) all Debentures of any Person (other than a Subsidiary or an Affiliate) who holds less than $1,000,000 aggregate principal amount of Debentures.

7.6       Transactions with Affiliates.

         Neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, the purchase, sale exchange of Property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, or on such terms as may be specifically required, either directly or indirectly, by the Commission, or except for transactions that will not, individually or in the aggregate, materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

7.7       Compliance with Law; Corporate Existence.

         (a) The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances, governmental rules or regulations to which it is subject (including, without limitation, all Environmental Laws), the violation of which might, individually or in the aggregate, materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements or the Debentures.

               (b) The Company will, and will cause each Subsidiary to, preserve and keep in full force and effect its corporate existence and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which failure to preserve or to keep in full force and effect might materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements or the Debentures; provided, however, that nothing in this paragraph (b) shall prevent (i) the abandonment or termination of the corporate existence, licenses, rights and franchises of any Subsidiary, or the abandonment or termination of any rights, licenses and franchises of the Company, if, in the opinion of the Board of Directors of the Company or such Subsidiary, any such abandonment or termination is in the best interest of the Company or such Subsidiary and not disadvantageous in any material respect to the holders of the Debentures, or (ii) a transaction otherwise permitted by
                  Section 7.4 hereof.

         (c) The Company will, and will cause each Subsidiary to, maintain its Property in all material respects in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this paragraph (c) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is, in the opinion of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the holders of the Debentures.

          (d) The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies, of such types (including public liability insurance) and in such amounts as is customary in the case of corporations of established reputations of a similar size engaged in the same or a similar business and similarly situated; provided, however, nothing in this Section shall prohibit the Company from maintaining a system of self-insurance, or causing or permitting any of its Subsidiaries to maintain a system of self-insurance, to the extent permitted by applicable law, against the risks referred to above, but only if and to the extent such risks are at the time customarily self-insured by companies of a similar size engaged in similar business in accordance with good business practice.

         (e) The Company will, and will cause each Subsidiary to, keep proper books of records and accounts, all in accordance with generally accepted accounting principles.

7.8       Maintenance of Office.

         The Company will maintain an office in the State of North Carolina where notices, presentations and demands in respect of the Agreements or the Debentures may be made upon it. Such office shall be maintained at 400 Cox Road, P.O. Box 1398, Gastonia, North Carolina 28053-1398 until such time as the

Company shall notify the holders of the Debentures of a change of location.

7.9       Limitation on Funded Debt.

         The Company will not, and will not permit any Subsidiary to, incur or in any manner become liable for, any Funded Debt, other than:

         (a) Funded Debt issued by a Subsidiary to the Company or another Subsidiary;

         (b) Additional unsecured Funded Debt so long as after giving effect thereto and to any concurrent transactions:

                  (i)      The sum of (A)  Consolidated  Funded  Debt,  plus (B)
                           Excess   Current   Debt  will  not   exceed   70%  of
                           Consolidated Capitalization; and

                  (ii) Earnings Available for Fixed Charges for a period of any 12 consecutive calendar months within the 15 calendar months. next preceding the month in which such incurrence or liability is proposed shall be at least equal to 175% of Fixed Charges; and

         (c) Debt of the Company or a Subsidiary secured by a Lien permitted by any of clauses (vii) through (x) of Section 7.13.

7.10     Limitation on Current Debt.

The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Current Debt, except that the Company may create, assume or incur unsecured Current Debt and maintain the same outstanding; provided, however, that such Current Debt shall not, subject to the next provision, for a period of 60 consecutive days (herein called a "Cleandown Period") during each period of twelve consecutive calendar months beginning on October 1 in each year (commencing with such period beginning October 1, 19g1), exceed an amount equal to 5% of Consolidated Capitalization (any amount of Current Debt outstanding on any date in excess of such amount being herein called "Excess Current Debt"); and provided, further, that the requirements of the immediately preceding provision shall be deemed satisfied if for each of any sixty (60) consecutive days during such twelve month period, the Company would be entitled to incur additional unsecured Funded Debt, in compliance with the tests in Section 7.9(b), in an amount at least equal to the amount of Excess Current Debt outstanding on such day, and bearing interest at a rate per annum which is the weighted average of the rates respectively borne by each item of Current Debt of the Company then outstanding.

7.11     Limitation on Debt Secured by Indenture.

          (a) Except as permitted by subsection (b) of this Section 7.11, the Company will not create, assume or incur any liability for borrowed money secured by the Indenture not outstanding on the date hereof and listed on Exhibit B hereto, or refund, extend or renew any such outstanding liability for borrowed money secured by the Indenture, or create, assume or incur any other Funded Debt evidenced by mortgage bonds or other Securities purporting to be secured by a Lien on all or substantially all of the Company's Property, including without limitation any such bonds or securities issued pursuant to a general and refunding or similar indenture, whether or not at the time constituting a Lien on such Properties junior to that of the Indenture.

          (b) If (x) all Debt and other amounts secured by the Indenture shall have been paid in full and the Indenture discharged in accordance with the terms thereof, and if the Company at any time thereafter shall elect to enter into a new mortgage bond indenture constituting a first Lien on all or substantially all of its Property to secure Debt to be evidenced by bonds issued from time to time thereunder, or (y) the Company shall at any time elect to enter into a new mortgage bond indenture constituting a second Lien subject to the Lien of the Indenture on all or substantially all of the Property subject to the Lien of the Indenture (any such new indenture referred to in subclauses (x) or (y) above being herein referred to as the "New Indenture"), then in either such event the Company may subject its Property to the Lien of the New Indenture if all the following conditions are complied with:

         (i)at the time of execution and delivery of the New Indenture, the Company shall, by written notice to the holders of the outstanding Debentures, given not more than 90 nor less than 60 days in advance of the execution and delivery of the New Indenture, offer to such holders the opportunity to exchange their Debentures for a series of bonds (herein, the "New Bonds") to be issued pursuant to the New Indenture (such offer to include an undertaking by the Company to pay all expenses in connection with the exchange, including reasonable fees and disbursements of one special counsel for the holders of the Debentures effecting such exchange);

(ii) the New Bonds shall bear interest (both before and after default) at the same respective rates as the Debentures and shall have terms as to redemption and final maturity, as are then applicable to the Debentures;

(iii) the New Bonds shall be secured by and entitled to the benefits of the New Indenture equally and ratably with all other bonds issued and to be issued thereunder from time to time, and the holders of the New Bonds shall be entitled to vote ratably with all other holders of such bonds in accordance with the respective principal amounts thereof held by each (subject to the following clause (iv));

(iv) the New Indenture, or the indenture supplemental thereto creating the New Bonds, shall contain covenants and definitions (substantially the same as the covenants appearing in this Section 7 and appurtenant definitions as in effect at the time of such exchange) applicable to the Company and its Subsidiaries at least so long as the New Bonds shall be outstanding, which may be amended or waived only by the holders of 66 2/3% in aggregate principal amount of the New Bonds from time to time outstanding;

    (v) the New Indenture and the New Bonds shall in all other respects also be satisfactory in form and substance to all holders of the Debentures and to their special counsel in their reasonable discretion; and

(vi) each holder of the Debentures then outstanding shall, pursuant to an exchange agreement in form and substance satisfactory to all holders of the Debentures and to their special counsel and containing both standard and appropriate terms and conditions (including receipt of satisfactory legal opinions) to the obligation to do so, in fact exchange its Debentures for a like principal amount of New Bonds.

7.12      Intercompany Debt.

         Neither the Company nor any Subsidiary will become liable for, renew or extend, or permit its Property to become subject to a Lien securing, any Intercompany Debt which is not a Subordinated Debt.

7.13      Liens and Encumbrances.

         Neither the Company nor any Subsidiary will (A) cause or permit or (B) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                    (i) the Lien of the Indenture and the Lien permitted upon compliance with the requirements of Section 7.11(b);

                  (ii) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required by
                           Section 7.1;

                   (iii) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                   (iv) Liens not arising in connection with Debt that do not in the aggregate materially impair the use or value of the Property of the Company or a Subsidiary in the conduct of its business;

                  (v) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided they do not in the aggregate materially reduce the value of the Property or materially interfere with its use in the ordinary conduct of the owning company's business;

                  (vi) the Liens (including Financing Leases) listed in

     Exhibit B to this Agreement securing obligations not in excess of those stated in Exhibit B;

          (vii)Liens  (including   Financing  Leases)  securing  Purchase  Money
               Mortgages, provided that

             (1) no such Lien shall extend to or cover any other Property of the Company or of such Subsidiary, as the case may be, other than improvements to the Property subject to such Lien and, in the case of any improvements to real Property, the Lien related to such improvements may extend to unimproved real Property upon which the construction will occur,

             (2) the aggregate principal amount of the Debt secured by all such Liens in respect of any such Property shall not exceed 75% of the cost (as determined by the Board of Directors of the Company) of such Property at the time of acquisition thereof, and

             (3) at the time of acquisition of any such Property or at the time of creation of any Lien within 90 days after the acquisition, completion of construction or commencement of full operation of any such Property and after giving effect thereto, the Company shall be entitled to incur at least $1 of additional Funded Debt under Section 7.9;

(viii) in the case of any corporation which hereafter is merged or consolidated with or into the Company or becomes a Subsidiary, Liens in respect of its Property existing at the time such corporation is merged or consolidated with or into the Company or becomes a Subsidiary, provided that

             (1) no such Lien shall extend to or cover any other Property of the Company or of such Subsidiary, as the case may be, other than improvements to the Property subject to such Lien, and

             (2) the aggregate principal amount of the Debt secured by all such Liens in respect of any such Property shall not exceed 75% of the total cost to the Company of such Property;

                  (ix)       the extension, renewal or replacement of any Lien
                           in respect of Property of the Company or a Subsidiary permitted by the foregoing clauses (vi), (vii) or
                           (viii) in respect of the same Property theretofore subject thereto or the extension, renewal or replacement (without increase of principal amount) of the Debt secured thereby, provided that (1) such Lien is the first and only extension, renewal or replacement of the existing Lien and (2) such Lien shall not extend to or cover any Property not subject to the existing Lien and improvements thereto;

                  (x) Liens securing Debt of the Company and its Subsidiaries so long as (1) the aggregate principal amount of all such outstanding Debt does not exceed 5% of Consolidated Capitalization; and (2) after giving effect thereto the Company shall be entitled to incur at least $1 of additional Funded Debt under
                           Section 7.9; and

                  (xi) Liens  securing  Intercompany  Debt  permitted by Section
7.12.

7.14     Distributions.

         (a) Neither the Company nor any Subsidiary will declare, make or become obligated to make any Distribution unless, immediately after giving effect thereto:

                  (i) the sum of Distributions declared, made or obligated, for the period subsequent to December 31, 1991 would not exceed $15,000,000 plus 85% (or minus 100% in case of a net loss) of Consolidated Net Income accumulated after December 31, 1991 plus the net proceeds to the Company of any issuance by the Company after December 31, 1991 of common stock, preferred stock or (but only to the extent actually converted) Debt convertible into common stock; and

                  (ii) no Default or Event of Default shall have. occurred and be continuing.

         (b) The Company will not become obligated to make a Distribution which is payable more than ninety days after authorization.

7.15      Sale of Assets.

         Neither the Company nor any Subsidiary will, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its assets; provided that the foregoing restriction does not apply to the sale of assets, if all of the following conditions are met:

                  (i) the amount of such assets (valued at fair market value, as determined by the Board of Directors of the Company), together with all other assets of the Company and Subsidiaries previously disposed of (other than in the ordinary course of business) as permitted by this Section 7.15 or by Section 7.4 during the then current fiscal year of the Company does not exceed 5% of Consolidated Capitalization as at the beginning of such year; and

                  (ii) in the opinion of the Board of Directors of the selling company, the sale is for fair value and is in the best interests of such company.

SECTION 8.  INFORMATION AS TO COMPANY

8.1      Financial and Business Information.

         The Company will deliver to you in duplicate, if at the time you or your nominee holds any Debentures (or if you are obligated to purchase any Debentures), and to each other holder of the then outstanding Debentures:

         (a) Quarterly Statements - as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, and in any event within 60 days thereafter, copies of:

               (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of that fiscal quarter, and

                  (ii) unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, for that fiscal quarter and (in the case of the second and third fiscal quarters) for the portion of the fiscal year ending with that fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as presenting fairly the financial condition of the companies being reported upon and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments);

(b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, copies of:

               (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries, as at the end of that fiscal year, and

        (ii)      consolidating  and  consolidated   statements  of  income  and
                  consolidated statements of retained earnings and cash flows of the Company and its Subsidiaries for that fiscal year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of said consolidated statements and balance sheets, accompanied by an opinion thereon of the accountants named in Section 2.4 or other independent public accountants of recognized national standing selected by the Company, which opinion shall be in scope and substance satisfactory to you, and, in the case of said consolidating statements and balance sheet, certified by a principal financial officer of the Company to be correct and complete and to present fairly the information contained therein;

(c) Audit Reports - promptly upon receipt thereof, one copy of each report as to material inadequacies in accounting controls submitted to the Company or any Subsidiary by independent accountants and of each report submitted in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(d) SEC and Other Reports - promptly upon their becoming available, copies of (i) each financial statement, report, notice or proxy statement sent by the Company to shareholders generally or to other holders of Securities of the Company or any of its Subsidiaries (other than to the Company or another Subsidiary as such holder), and of each regular or periodic report and any registration statement (other than registration statements on Form S-8 prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company with or received by such Person in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency; and (ii) all annual financial reports filed by the Company or any Subsidiary with the Commission or with the Federal Energy Regulatory Commission.

         (e) Notice of Default or Event of Default under the Indenture - immediately upon becoming aware of the existence of any condition or event which constitutes a default or event of default under the Indenture, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (f) Notice of Default or Event of Default - immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (g) Notice of Claimed Default - immediately upon becoming aware that the holder of any Debenture or of any evidence of indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Company is taking or proposes to take with respect thereto; and

         (h) Requested Information - with reasonable promptness, such other data and information as from time to time may be reasonably and in good faith requested, and any information required by Rule 144A under the Act to be provided to a holder or prospective purchaser of any Debentures.

8.2      Officers' Certificates.

         Each set of financial statements delivered to you or any other holder of the Debentures pursuant to Section 8.1(a) or 8.1(b) will be accompanied by a certificate of the Chief Executive Officer or President or a Vice President and the

Treasurer or an Assistant Treasurer of the Company stating that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and condition of the Company and its Subsidiaries from the beginning of the period covered by the statement of earnings then being furnished and setting forth the information (including detailed calculations) required in order to establish whether, at any time during the period covered by the statement of earnings then being furnished, any Default or Event of Default existed, provided that in the event that any such Default or Event of Default shall have occurred, such certificate shall so specify and shall state whether such Default or Event of Default has been cured or is continuing.

8.3      Accountants' Certificate.

         Each set of annual consolidated financial statements delivered pursuant to Section 8.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any Default or Event of Default under this Agreement and, if any such Default or Event of Default then exists, specifying the nature and period of existence thereof.

8.4      Delivery of Certified Financial Statements.

         Concurrently with the delivery to you and to each other holder of the Debentures of the certified annual financial statements pursuant to Section 8.1(b), the Company will mail one further copy of each such statement to

                  Securities Valuation Office
                  National Association of Insurance Commissioners
                  195 Broadway
                  New York, New York 10007

8.5       Inspection.

         The Company will permit any of your representatives, while you or your nominee holds any of the Debentures, or the representatives, of any other holder of the Debentures, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all the books of account, records, reports and other papers of the Company and any Subsidiary, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and any Subsidiary), all at such reasonable times, as often as may be reasonably requested, and, so long as no Default or Event of Default exists, at the expense of the holder so requesting.

8.6  Use of Information.

         You agree to employ procedures designed to reasonably maintain the confidential nature of any and all written information received by you pursuant to the provisions of Section 8 which has not already been, or does not subsequently become through no act or omission by you, publicly disclosed so as to render it no longer confidential and which was not already in your possession; provided that nothing herein shall prevent the holder of any Debenture from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder by or on behalf of the Company or any Subsidiary, in connection with or pursuant to this Agreement to: (i) such holder's directors, officers, employees, agents, attorneys and accountants; (ii) any other holder of any Debenture; (iii) the National Association of Insurance Commissioners and any other regulatory body having jurisdiction over such holder; (iv) any Person to which such holder transfers or proposes to transfer all or any part of such Debenture, provided such Person has agreed in writing to be bound by the provisions of this Section 8.6; (v) any independent rating agency for the purposes of rating the Company's or any Subsidiary's debt instruments or such holder's ownership thereof; and
(vi) any other Person to which such delivery may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder,
(b) in response to any subpoena or other legal process, or (c) in connection with any litigation to which such holder is a party.

SECTION 9.  EVENTS OF DEFAULT.
9.l      Nature of Events.

         An "Event of Default" shall exist if any of the following occurs and is continuing:

         (a) Principal or Premium Payments - failure to pay principal or premium on any Debenture on or before the date such payment is due;

         (b) Interest Payments - failure to pay interest on any Debenture on or before the fifth day next following the date such payment is due;

(c) Particular Covenant Defaults - failure to comply with any covenant contained in Section 7.4 or Section 7.6 ---------------------------- or
     Sections 7.9 through 7.11 or in Sections 7.13 through 7.15;

(d) Other Defaults - failure to comply with any other provision of this Agreement, which continues for more than -------------- 30 days;

(e) Warranties or Representations - any warranty or representation by or on behalf of the Company contained in this Agreement or in any instrument delivered under or in reference to this Agreement is false or incorrect in any material adverse respect as of the date as of which they were made;

(f) Default on Other Debt - failure by the Company or any Subsidiary to pay any other Debt in an aggregate principal amount of at least $1,000,000 when due, or a condition shall exist permitting other Debt of the Company or any Subsidiary in an aggregate outstanding principal amount of at least $5,000,000 to become or be declared due prior to its stated maturity;

(g) Involuntary Bankruptcy Proceedings - a custodian receiver, liquidator or trustee of the Company or any ----------------------------------
     Subsidiary, or of any of the Property of either, is appointed or takes possession and such appointment or possession remains in effect for more than 60 days; or the Company, or any Subsidiary, is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company or any Subsidiary; or a petition is filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall continue undismissed, or unstayed and in effect, for a period of 60 or more days;

(h) Voluntary Petitions - the Company or any Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

         (i) Assignments for Benefit of Creditors, etc. - the Company or a Subsidiary makes a general assignment for the benefit of its creditors, or generally fails to pay its debts as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Company or a subsidiary or of all or a substantial part of the Property of either; or

         (j) Undischarged Final Judgments - final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against one or more of the Company and its Subsidiaries and any one of such judgments has been outstanding for more than 30 days from the date of its entry and has not been discharged in full or stayed.

9.2      Default Remedies.

         (a) If an Event of Default described in Section 9.1(a) or 9.1(b) exists, any holder of Debentures may, at its option, exercise any right, power or remedy permitted by law, including but not limited to the right by notice to the Company to declare the Debentures held by such holder to be immediately due and payable. If any other Event of Default exists, the holder or holders of at least 25% in outstanding principal amount of the Debentures (exclusive of Debentures owned by the Company, Subsidiaries and Affiliates) may exercise any right, power or remedy permitted by law, including but not limited to the right by notice to the Company to declare all the outstanding Debentures immediately due and payable. Upon any such declaration the principal of the Debentures declared due shall become immediately due and payable together with all interest accrued thereon without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company will immediately pay the entire principal of and interest accrued on such Debentures together with the Make-Whole Premium; provided that the Make-Whole Premium with respect to each Debenture shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of paragraphs (a), (b), (c),
(d) or (f) of Section 9.1, (y) you shall have given to the Company, at least 10 Business Days before such declaration, written notice stating your intention so to declare the Debentures to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration. In the case of any of the Events of Default specified in clauses (g), (h) or (i) of Section 9.1 with respect to the Company, without any notice to the Company or any other act by the holders of the Debentures, the principal of all of the Debentures, together with accrued interest, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         (b) No course of dealing or delay or failure on the part of any holder of the Debentures to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company will pay or reimburse the holders of the Debentures, to the extent permitted by law, for all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by them in collecting any sums due on the Debentures or in otherwise enforcing any of their rights.

9.3  Annulment of Acceleration of Debentures.

         If a declaration is made pursuant to Section 9.2(a), the holders of at least 66 2/3% of the outstanding principal amount of the Debentures (exclusive of Debentures owned by the Company, subsidiaries and Affiliates) may annul such declaration and the consequences thereof if no judgment or decree has been entered for the payment of any monies due pursuant to such declaration and if all sums payable under the Debentures and this Agreement (except principal, interest or premium which has become due solely by reason of such declaration) have been duly paid. No such annulment shall extend to or waive any subsequent Default or Event of Default.

SECTION 10.  INTERPRETATION OF THIS AGREEMENT

10.1     Terms Defined.

         As used in this Agreement (including Exhibits), the following terms have the respective meanings set forth below or in the Section indicated:

         Act - Section 1.3.

         Affiliate - a Person (other than a Subsidiary) (1) which directly or indirectly controls, or is controlled by, or is under common control with, the Company, (2) beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (3) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is owned by the Company or a Subsidiary; provided, that the term "Affiliate" shall not include any exploration and development entity in which, on the date of this Agreement, the Company or its subsidiaries have a minority ownership interest.

The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreements - Section 1.5.

         Business Day - any day other than a Saturday, Sunday or a national, Connecticut, North Carolina or New York holiday.

         CERCLA - the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

         Cleandown Period - Section 7.10.

         Closing Date - Section 1.2.

         Commission - the North Carolina Utilities Commission or any successor thereto.

         Common Control Entity - Section 2.16(a).

         Consolidated Capitalization - at any date, means the sum of (A) Consolidated Funded Debt, plus (B) Consolidated Tangible Net Worth.

         Consolidated Current Assets - at any date, means the amount at which the current assets of the Company and all Subsidiaries would be shown on a consolidated balance sheet at such date, but excluding any amount on account of current assets which do not constitute Tangible Assets.

         Consolidated Funded Debt - at any date, means the amount, without duplication, of the Funded Debt of the Company and all Subsidiaries at such date, determined on a consolidated basis.

         Consolidated Net Income - for any period, means net earnings after income taxes of the Company and its Subsidiaries determined on a consolidated basis, but excluding:

     (1) any gain arising from (i) any write-up of assets, or from (ii) the acquisition of any Securities of the Company or any Subsidiary, or from (iii) the sale or other disposition of assets (other than Consolidated Current Assets) to the extent that the aggregate amount of such gain on all such sales exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than Consolidated Current Assets);

     (2) earnings of any Person realized prior to the date (i) it becomes a Subsidiary or its assets are acquired by merger or otherwise by the Company or a Subsidiary, or (ii) it becomes a successor to the Company or acquires the assets of the Company;

     (3) any interest in the undistributed earnings of any Person (other than a Consolidated Subsidiary) in which the Company or any Subsidiary has an ownership interest, provided that any earnings excluded pursuant to this clause (3) may be included in the year in which they are actually received as distributions;

     (4) any portion of the earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

     (5)  the proceeds of any life insurance policy; and

     (6) any deferred credit (or amortization of deferred credit) arising from the acquisition of any Person.

         Consolidated Subsidiary - any Subsidiary whose financial results are consolidated with those of the Company in the consolidated financial statements of the Company and Subsidiaries.

         Consolidated Tangible Net Worth - at any date, means the amount at which shareholders' equity would be stated at such date on a consolidated balance sheet of the Company and its Subsidiaries less minority interests in Subsidiaries and less any amount which would be reflected on such balance sheet for assets which are not Tangible Assets.

         Consolidated Total Assets - at any date, means the amount at which the total assets of the Company and all Subsidiaries would be shown on a consolidated balance sheet at such date, but excluding any amount on account of total assets which do not constitute Tangible Assets.

         Current Debt - all Debt which would, in accordance with generally accepted accounting principles, constitute short term debt, and in any event includes all such Debt with a maturity one year or less after the date of determination (except any such Debt included in Funded Debt by reason of clause
(B) of the definition thereof)

         Debentures - Section 1.1

         Debt - with respect to any Person, means its Current Debt and Funded Debt.

         Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, became an Event of Default.

         Distribution - means:

     (1) dividends or other distributions on capital stock of the Company (except distributions in such stock); and

     (2) the redemption, retirement or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock) and any other payment or distribution (other than those specified in clause (1) above) made directly or indirectly with respect to the capital stock of the Company, except any payment of the principal or of any prepayment charge, if any, of Debt which is convertible into capital stock of the Company.

Any Distribution of Property other than cash shall be valued at the greater of book or fair market value.

         Earnings   Available  for  Fixed  Charges  -  for  any  period,   means
Consolidated Net Income for such period plus the net amount deducted in the determination thereof for (i) Fixed Charges, and (ii) taxes.

         Environmental Laws - all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders), relating to public health and safety and protection of the environment, including, without limitation, CERCLA, RECRA, the Occupational Safety and Health Act of 1970, and laws and regulations establishing quality criteria and standards for air, water, land and toxic wastes.

         ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         Evaluation - Section 2.14(b).

         Event of Default - Section 9.1.

         Excess Current Debt - Section 7.10.

         Financing Lease - any lease which is shown or is required to be shown in accordance with generally accepted accounting principles as a liability on a balance sheet of the lessee thereunder.

         Financing Lease Obligation - means the obligation of the lessee under a Financing Lease. The amount of a Financing Lease Obligation at any date is the amount at which the lessee's liability under the Lease would be required to be shown on its balance sheet at such date.

         Fixed Charges - means, for any period, the sum of all amounts which would, in accordance with generally accepted accounting principles, be deducted in computing net income for such period on account of (1) interest on Debt, including imputed interest in respect of Financing Lease Obligations, and (2) amortization of debt discount and expense.

         Funded Debt - means all Debt which would, in accordance with generally accepted accounting principles, constitute long term debt, and in any event includes (A) any Debt with a maturity more than one year after the date of determination, (B) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period extending more than one year from the date of determination notwithstanding that any such Debt may be payable on demand or within one year after such date, (C) any Financing Lease Obligation and (D) any Guaranty with respect to Funded Debt of another person.

         Guaranty - means any guarantee or other contingent liability, direct or indirect, with respect to any Debt of another Person, through an agreement or otherwise, including without limitation, (A) any endorsement (otherwise than for collection or deposit in the ordinary course of business) or discount with recourse or undertaking substantially equivalent to or having similar economic effect of a guarantee with respect to any such Debt, and (B) any agreement (1) to purchase, or to advance or supply funds for the payment or purchase of, any such Debt, (2) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, primarily for the purpose of enabling such other Person to pay the Debt or to assure the owner thereof against loss regardless of the delivery or non-delivery of the Property, products, materials or supplies or transportation or services, or (3) to make any loan, advance, capital contribution or other investment in such other Person to assure a minimum equity, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such other Person. The amount of any Guaranty shall be equal to the outstanding principal amount of the Debt guaranteed.

         Hazardous Material - any of the following: (i) any "hazardous substance," as defined by CERCLA; (ii) any "hazardous waste," as defined by RECRA; (iii) any petroleum product; or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical material or substance within the meaning of any other Environmental Law.

         Indenture - the Indenture dated as of January 1, 1952, executed and delivered by the Company to the Marine Midland Trust Company of New York as predecessor-in-interest to Marine Midland Bank, N.A., as amended and supplemented from time to time.

         Intercompany Debt - any Debt of a Subsidiary to the Company or to another Subsidiary or of the Company to a Subsidiary.

         IRS - the Internal Revenue Service of the United States or any successor agency.

         Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether the interest is based on common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a Financing Lease or a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to create a Lien on the Property.

         Make-Whole Premium - at any time with respect to any portion of the Debentures being paid as a result of a prepayment or as a result of acceleration due to the existence of an Event of Default, means, the greater of 0 or that amount obtained by subtracting (i) the sum of the principal amount of such Debentures (or the portion thereof) being prepaid or accelerated, as the case may be, and the amount of interest thereon accrued to the prepayment date or acceleration date, as the case may be, from (ii) the sum of the Current Value (as hereinafter defined) of all amounts of principal and interest on such Debentures (or the portion thereof) being prepaid or accelerated, as the case may be, that would otherwise have become due on and after the date of such determination if such Debentures were not being prepaid or accelerated, as the case may be, (each such amount of principal or interest being referred to herein as an "Amount Payable"). The "Current Value" of any Amount Payable means such Amount Payable discounted (on a semiannual basis) to its present value on the date of determination on the basis of the Treasury Yield (as hereinafter described), in accordance with the following formula:

                           Current Value = Amount Payable
                                   (1 + d/2)n

where "d" is the sum of (i) 50 basis points plus (ii) the Treasury Yield per annum expressed as a decimal, and "n" is an exponent (which need not be an integer) equal to the number of semiannual periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of twelve 30-day months in a 360-day year) between the date of such determination and the due date of the Amount Payable. The "Treasury Yield" shall be determined at 12:00 noon Hartford, Connecticut time on the second Business Day prior to the date of prepayment or acceleration, as the case may be, by reference to the "on-the-run" yields of U.S. Treasury Securities found on page 500 of the Telerate System (or, if such information is no longer available, any publicly available source of similar market data and date acceptable to the holder or holders of at least 51% in principal amount of the Debentures being prepaid or accelerated), having a maturity equal to the then remaining weighted average life to maturity of all Amounts Payable (the "Remaining Life"), computed by dividing (1) the sum of all Amounts Payable into (2) the total of the products obtained by multiplying (A) the amount of each Amount Payable by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between the date as of which such computation is made and the due date of the Amount Payable. If the Remaining Life is not equal to the maturity of an "on-the-run" U.S. Treasury Security, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of (a) the actively traded "on-the-run" U.S. Treasury Security having a maturity closest to and greater than the Remaining Life and (b) the actively traded "on-the-run" U.S. Treasury Security having a maturity closest to and less than the Remaining Life, except that if the Remaining Life is less than one year, the yield on such actively traded "on-the-run'.' U.S. Treasury Securities adjusted to a constant maturity of one year shall be used. The Treasury Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

         New Bonds - Section 7.11(b).

         New Indenture - Section 7.11(b).

         Note 9 - Section 2.14(b).

     Offering Memorandum - The Offering Memorandum dated March 1992 prepared by Dillon, Read & Co. Inc. in connection with the offering of the Debentures.

         Operating Lease - Any lease of Property under which the Company or a Subsidiary is liable as lessee, or is liable by Guaranty of the obligations of another Person or lessee, other than (i) a Financing Lease or (ii) a lease under which the Company or a Subsidiary is lessor.

         Pension Plans - Section 2.16(a).

         Person   -  an   individual,   partnership,   corporation,   trust   or
unincorporated organization, and a government or agency or political subdivision thereof.

         Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Purchase Money Mortgage - any Lien on Property existing at the time of the original acquisition by the Company or a Subsidiary of such Property or securing Debt incurred to finance all or a portion of the purchase price or cost of construction of Property (or to refinance construction Debt upon completion of such improvement).

     RECRA - the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended from time to ----- -- --- time.

         Related Person - any Person (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code of 1996, as amended, or of Section 4001(b) of ERISA.

         Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         Senior Debt - Exhibit E.

     Subsidiary - a corporation of which the Company owns, directly or indirectly, more than 50% of the Voting
         ----------
Stock.

         Subordinated Debt - any Intercompany Debt which is subordinated to the payment of the Senior Debt on terms substantially in the form set forth in Exhibit E hereto.

         Tangible Assets - all assets except:

         (1)      deferred charges, other than deferred gas costs;

         (2) patents, copyrights, trademarks, trade names, franchises, good will, experimental expense and all other assets which are deemed intangibles, but only to the extent such intangibles were included as assets or deducted from liabilities in computing Consolidated Tangible Net Worth;

         (3)      treasury stock; and

         (4) all investments in exploration ventures or in Subsidiaries other than (i) investments in Subsidiaries engaged in the business of the gathering, transmission, distribution or storage of natural gas or the distribution of propane, but such investments shall be included as part of Tangible Assets only to the extent that such investments are included in the Company's rate base or are recognized as allowable expenses of the Company for rate-making purposes pursuant to the rules and regulations of, or orders issued by, the Commission and (ii) investments in exploration ventures or in Subsidiaries engaged in the types of businesses set forth in clause (i) above which are not so allowed rate base treatment or recognized as allowable expenses by the Commission for rate-making purposes, provided that investments not deducted from Tangible Assets pursuant to this clause (ii) shall be limited to an aggregate value not in excess of 10% of the remaining Consolidated Total Assets of the Company and its Subsidiaries.

         Voting Stock - Securities the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

         Wholly-Owned Subsidiary - any Subsidiary, all of the equity Securities (except directors' qualifying shares) of which are owned by the Company and/or the Company's other Wholly-Owned Subsidiaries.

10.2 Accounting Principles

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall, where applicable, be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

10.3     Directly or Indirectly

         Where any provision in this Agreement refers to action to be taken by any person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person including actions taken by or on behalf of any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person for purposes of this Agreement.

10.4 Governing Law

         This Agreement shall be governed by and construed in accordance with New York law.

SECTION 11.  MISCELLANEOUS

11.1 Notices

         (a) All communications under this Agreement shall be in writing and shall be given by telecopy, telex, facsimile, first class mail, postage prepaid, overnight courier or personal delivery,

                           (i) if to you, at your address shown in Schedule I hereto, marked for attention as there indicated, or at such other address as you may have furnished the Company in writing, or

                           (ii) if to the Company, at its address shown at the beginning of this Agreement, Attention:
                                   Chief Executive Officer (facsimile number:
                                   (704) 861-8966) or at such other address as the Company may have furnished in writing to you and all other holders of the Debentures at the time outstanding.

         (b) Any notice so addressed shall be deemed to be given when so delivered by hand, or 3 days after being so mailed, or 1 day after being so presented for overnight courier delivery, or upon confirmation of receipt after being so transmitted by telecopy, telex or facsimile.

11.2 Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at closing of your purchase of the Debentures (except the Debentures themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you at your sole cost and expense, or by the Company at its sole cost and expense, by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you or the Company, as the case may be, may destroy any original document so reproduced. You and the Company agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you or by the Company in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.3 Survival.

         All warranties, representations, and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Debentures regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

11.4     Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Debentures, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

11.5     Amendment and Waiver.

     (a) Requirements. This Agreement may be amended, and the observance of any term of this Agreement may ------------ be waived, with (and only with) the written consent of the Company and the holders of at least 66 2/3% in principal amount of the Debentures at the time outstanding (exclusive of Debentures then owned by the Company, any Subsidiaries and any Affiliates); provided that no such amendment or waiver of any of the provisions of Sections 1 through 4 shall be effective as to you unless consented to by you in writing; and provided further, that no such amendment or waiver shall, without the written consent of the holders of all the outstanding Debentures, (i) subject to Section 9.3, change the amount or time of any prepayment or interest, or (ii) amend this
Section 11.5.

     (b) Solicitation of Holders. So long as any outstanding Debentures are owned by you, the Company will ----------------------- not directly or indirectly solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, or the Debentures unless each holder of the Debentures (irrespective of the amount of Debentures then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 11.5 shall be delivered by the Company to each holder of outstanding Debentures forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Debentures. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Debentures as consideration for or as an inducement to the entering into by any such holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Debentures unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Debentures then outstanding.

     Cc) Binding Effect. Any such amendment or waiver shall apply equally to all the holders of the Debentures and shall be binding upon them and upon each future holder of any Debentures and upon the Company whether or not such Debentures shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right which follows therefrom.

11.6 Duplicate Originals.

         Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

                       Very truly yours,

                       PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED



                        By:        /s/ Robert D. Voight
                        Name:      Robert D. Voight
                        Title:     Senior Vice President -Finance and
                                        Treasurer


The foregoing is hereby accepted as of the date first above written.



(Signature of Purchaser -See Explanatory Statement
Inside Front Cover)

                                   SCHEDULE I

                                                       (page 1 of 5)

         This Schedule to the foregoing Agreement with respect to the Debentures of the Company sets forth the maturity date, interest rate and the aggregate principal amount of the Debentures to be purchased by each Purchaser and the money transfer and notice instructions for each Purchaser.
                                                           Aggregate Principal
Purchaser                     Registration                Amount of Purchase

The Travelers Insurance Company     TRAL & CO Company          $3,000,000


PAYMENT AND NOTICE INSTRUCTIONS

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

          (a) crediting (in the form of federal funds bank wire transfer or other funds available on the date of payment) its Account entitled The Travelers Insurance Company - Consolidated Private Placement Account No. 910-2-587434 in

                  The Chase Manhattan Bank, N.A.
                  One Chase Manhattan Plaza
                  New York, New York  10081
                  ABA #021000021

     and (b) providing sufficient information with such wire transfer to identify the source and application of such funds;

     with a notice of any such payment (and all other notices in respect of payment) to:

                  The Travelers Insurance Company
                  One Tower Square
                  Hartford, Connecticut  06183-2030
                  Attention:           Securities Department - Cashier

In the case of all other communications:

                  The Travelers Insurance Company
                  One Tower Square
                  Hartford, Connecticut  06183-2030
                  Facsimile Telephone No. 203-954-5243
                  Attention:           Capital Finance Division

                                   SCHEDULE I

                                                                (page 2 of 5)

         This Schedule to the foregoing Agreement with respect to the Debentures of the Company sets forth the maturity date, interest rate and the aggregate principal amount of the Debentures to be purchased by each Purchaser and the money transfer and notice instructions for each Purchaser.
                                                          Aggregate Principal
Purchaser                            Registration         Amount of Purchase

The Travelers Life and                 TRAL & CO               $15,500,000
Annuity Company


PAYMENT AND NOTICE INSTRUCTIONS

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

         (a) crediting (in the form of federal funds bank wire transfer or other funds available on the date of payment) the Account entitled The Travelers Insurance Company - Consolidated Private Placement Account No. 910-2-587434 in

                  The Chase Manhattan Bank, N.A.
                  One Chase Manhattan Plaza
                  New York, New York  10081
                  ABA #021000021

     and (b) providing sufficient information with such wire transfer to identify the source and application of such funds;

     with a notice of any such payment (and all other notices in respect of payment) to:

                  The Travelers Life and Annuity Company
                  One Tower Square
                  Hartford, Connecticut  06183-2030
                  Attention:           Securities Department - Cashier

In the case of all other communications:

                  The Travelers Life and Annuity Company
                  One Tower Square
                  Hartford, Connecticut  06183-2030
                  Facsimile Telephone No. 203-954-5243
                  Attention:   Capital Finance Division

                                   SCHEDULE I

                                                              (page 3 of 5)

         This Schedule to the foregoing Agreement with respect to the Debentures of the Company sets forth the maturity date, interest rate and the aggregate principal amount of the Debentures to be purchased by each Purchaser and the money transfer and notice instructions for each Purchaser.
                                                          Aggregate Principal
Purchaser                       Registration              Amount of Purchase

The Travelers                    TRAL & CO                     $1,500,000
Indemnity Company


PAYMENT AND NOTICE INSTRUCTIONS

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

         (a) crediting (in the form of federal funds bank wire transfer or other funds available on the date of payment) the Account entitled The Travelers Insurance Company - Consolidated Private Placement Account No. 910-2-587434 in

                  The Chase Manhattan Bank, N.A.
                  One Chase Manhattan Plaza
                  New York, New York  10081
                  ABA #021000021

     and (b) providing sufficient information with such wire transfer to identify the source and application of such funds;

     with a notice of any such payment (and all other notices in respect of payment) to:

                  The Travelers Indemnity Company
                  One Tower Square
                  Hartford, Connecticut  06183-2030
                  Attention:    Securities Department - Cashier

In the case of all other communications:

                  The Travelers Indemnity Company
                  One Tower Square
                  Hartford, Connecticut  06183-2030
                  Facsimile Telephone No. 203-954-5243
                  Attention:           Capital Finance Division

                                   SCHEDULE I

                                                    (page 4 of 5)

         This Schedule to the foregoing Agreement with respect to the Debentures of the Company sets forth the maturity date, interest rate and the aggregate principal amount of the Debentures to be purchased by each Purchaser and the money transfer and notice instructions for each Purchaser.

                                                           Aggregate Principal
Purchaser                   Registration                  Amount of Purchase
---------                   ------------                  ------------------
American United Life         4 Debentures, 3 @                   $7,000,000
Insurance Company            $2,000,000 and 1 @
                             $1,000,000, each
                             registered in the
                             name of American
                          United Life Insurance Company

PAYMENT AND NOTICE INSTRUCTIONS

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

         (a) crediting (in the form of federal funds bank wire transfer or other funds available on the date of payment) its Account No. 32032-50 in

                  Bank One
                  Indianapolis Trust Cage
                  16th Floor
                  111 Monument Circle
                  Indianapolis, IN  46277
                  ABA #0740-0001-0




     and (b) providing sufficient information with such wire transfer to identify the source and application of such funds;

with a notice of any such payment (and all other notices in respect of payment) and all other communications:

                  Securities Department
                  American United Life Insurance Company
                  Post Office Box 368
                  Indianapolis, IN  46206
                  Facsimile Telephone # 317-263-1225

                                   SCHEDULE I

                                                       (page 5 of 5)

         This Schedule to the foregoing Agreement with respect to the Debentures of the Company sets forth the maturity date, interest rate and the aggregate principal amount of the Debentures to be purchased by each Purchaser and the money transfer and notice instructions for each Purchaser.
                                                         Aggregate Principal
   Purchaser                         Registration        Amount of Purchase

Modern Woodmen                      Modern Woodmen        $5,000,000
of America                          of America


PAYMENT AND NOTICE INSTRUCTIONS

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

         (a) crediting (in the form of federal funds bank wire transfer or other funds available on the date of payment) its Account entitled Modern Woodmen of America Account No. 347-904-5 in

                           Harris Trust and Savings Bank
                           111 West Monroe Street
                           Chicago, IL 60690
                           ABA No. 071-000-288

     and (b) providing sufficient information with such wire transfer to identify the source and application of such funds;

with a notice of any such payment (and all other notices in respect of payment) and all other communications to:

                           Modern Woodmen of America
                           1701 1st Avenue
                           Rock Island, IL 61201
                           Attn:       Investment Department
                           Facsimile Tel. # 309-786-1701

                                                              EXHIBIT A


             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

                           8.75%  Senior Debenture due June 30, 2012

$


                                                                       ,  1992

         Public Service Company of North Carolina, Incorporated (the "Company"), a North Carolina corporation, for value received, hereby promises to pay to or registered assigns the principal sum of Dollars ($ ) on June 30, 2012; and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 8.75% per annum, semi-annually on the thirtieth day of June and the thirty-first day of December in each year, commencing with the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 9.75% per annum.

         Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by wire transfer of immediately available funds to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

         This Debenture is one of an issue of Senior Debentures of the Company issued in an aggregate principal amount limited to $32,000,000 pursuant to the Company's Debenture Purchase Agreements dated as of June 25, 1992 between the Company and The Travelers Insurance Company, The Travelers Life and Annuity Company, The Travelers Indemnity Company, American United Life Insurance Company and Modern Woodmen of America and is entitled to the benefits thereof. As provided in such Agreements, this Debenture is subject to prepayment, in whole or. in part, with a Make-Whole Premium as specified in said Agreements. The Company agrees to make required prepayments on account of said Debentures in accordance with the provisions of said Agreements.

         This Debenture is a registered Debenture and is transferable only by surrender thereof at the principal office of the Company in Gastonia, North Carolina, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing.

         Under certain circumstances, as specified in said Agreements. the principal of this Debenture may be declared due and payable in the manner and with the effect provided in said Agreements.

         This Debenture and said Agreements are governed by and construed in accordance with New York law.


(Corporate Seal)

PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
By______________________________________________
Name:___________________________________________
Title:____________________________________________

                                    EXHIBIT B
                                TO THE DEBENTURE
                               PURCHASE AGREEMENT



                     I. LIST OF SUBSIDIARIES AND AFFILIATES

A  Subsidiaries
                             State of
Name of Subsidiary           Incorporation         Parent                  %
Ownership

PSNC Natural Resources           NC           Public Service Company      100
Corporation ('NRC")                            of North Carolina, Inc.
Tar Heel Energy Corporation      NC              NRC                      100
PSNC Production Corporation      NC              NRC                      100
PSNC Exploration Corporation     NC              NRC                      100
PSNC Propane Corporation         NC              NRC                      100



B  Affiliates

      None



                           II. INDEBTEDNESS OF COMPANY



                                     Principal Amount
   Description of Debt       Outstanding at 5/31/92  Description of Security
A. First Mortgage Bonds
   7 3/8% Series G, due 1993       $3,319,000        General Assets of Company
   9 7/8% Series H, due 1995       $3,694,000        General Assets of Company
   8% Series I, due 1998           $4,400,000        General Assets of Company
   9% Series 3, due 1992            $ 760,000        General Assets of Company





B  Senior Debentures
       8.65% due 2002                   $25,000,000             Unsecured
       10% due 2003                      25,000,000             Unsecured
       10% due 2004                      43,000,000             Unsecured

C.     Interim Bank Loans
                                    Principal Amount       Description of
Bank   Outstanding at 6/08/92         Security


Central Carolina Bank & Trust Co.           $1,000,000        Unsecured
Wachovia Bank of North Carolina, N.A.        1,500,000        Unsecured*
NationsBank of North Carolina, N.A.          3,000,000        Unsecured
Signet Bank                                  4,000,000        Unsecured
Trust Company Bank                           1,500,000        Unsecured*
First Union National Bank of                 3,000,000        Unsecured
North Carolina

Branch Banking & Trust Co.                  1,000,000         Unsecured



* Promissory note grants lender a lien in all assets in lender's possession.



D.       Intercompany Debt

                                        Principal Amount          Description of
Borrower                   Lender      Outstanding at May 31, 1992    Security
--------                   ------      ---------------------------   -----------

PSNC Natural Resources   Tar Heel Energy     $9,903,917      Certain ownership
    Corporation ("NRC")     Corporation                      interests in
                                                             exploration and
                                                                development
                                                                  programs

Tar Heel Energy Corporation   Public Service Company    $20,502,744   Unsecured
                                       of North Carolina, Inc.
                               and NRC

 PSNC Exploration Corporation       NRC       $
2,304,801                                                            Unsecured

 PSNC Production Corporation       NRC      ($ 8,975,750)
 Certain ownership
                                                                interests in
                                                                exploration and
                                                                development
                                                                programs

PSNC Propane Corporation           NRC     $10,684,496               Unsecured





                             III PENDING LITIGATION

1. In the Matter of Application of the Attorney General for an Investigation of the Reasonableness of the Weather Normalization Adjustment Trackers Approved for Piedmont Natural Gas Company, Public Service Company of North Carolina and North Carolina Natural Gas Corporation, Docket No.G-100. Sub 61. On April 15, 1992, the North Carolina Attorney General filed a petition asking for the repeal by the North Carolina Utilities Commission (the "Commission") of the Weather (Normalization Adjustment rider approved by the Commission )for the Company on the grounds that such rider constitutes an unjust and unreasonable rate. The Commission entered an order on April 29, 1992 asking for suggestions on how to proceed with the Attorney General's petition. The Company filed a response to such order on May 20, 1992.
No further action has been taken by the Commission to date.

2. Worthy Brothers Pipeline Corporation V. Public Service Company of North Carolina V. Stupp Corporation. In March 1991, Worthy Brothers Pipeline Company ("Worthy") filed a complaint against the Company seeking approximately $2,800,000 for extra work performed under a construction contract for the construction of a gas transmission line. The Company has joined Stupp Corporation, a vendor of allegedly defective pipe material, as a party to the lawsuit. The Company is vigorously defending the lawsuit, which is still in the discovery stage.

                                                    EXHIBIT C

                                MOORE & VAN ALLNN
                                ATTORNEYS AT LAW

                                 3000 NCNB PLAZA

                           CHARLOTTE, N.C. 28280-8085

                            Telephone (704) 331-1000



                                  June 26, 1992



To the Purchasers listed on Schedule I
     to the Debenture Purchase Agreements
     c/o Day, Berry & Howard
      CityPlace
      Hartford, Connecticut  06103-3499

     Re: Debenture Purchase Agreements (the "Agreements") dated as of June 25. 1992 by and among Public Service Company of North Carolina. Incorporated and the Purchasers listed on Schedule I thereto (the "Purchasers")

Ladies and Gentlemen:

         We have acted as North Carolina counsel to Public Service Company of North Carolina, Incorporated, a Worth Carolina corporation (the "Company"), in connection with the transactions contemplated by the Agreements between the Company and you. All capitalized terms defined in the Agreements are used with the same meanings, unless otherwise defined, in this opinion letter..

         We have examined an executed copy of the Agreements and the Debentures registered in your name and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and certificates of public officials and of corporate officers, and have made such investigations of law, as we deemed appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to certain factual matters, we have relied to the extent deemed appropriate by us upon certificates and representations of the Company and its officers delivered pursuant to the Agreement or delivered herewith and the representations of the Company contained in the Agreements.

         In rendering the opinions expressed below, we have assumed, with respect to all the documents referred to in this opinion letter, that (except as to the Company):

Purchasers
June 26, 1992
Page 2

                  (i) Such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all the parties to such documents;

                  (ii) all signatories to such documents have been duly authorized; and

                  (iii) all the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

         (1) Each of the Company and each subsidiary (i) is a corporation validly existing and, to the best of our knowledge, in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and corporate authority to own and operate its Properties and to carry on its business as now conducted, and (iii) has duly qualified and is authorized to do business in, and, to the best of our knowledge, is in good standing as a foreign corporation in, each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, except where failure to qualify would not materially and adversely affect the Properties, business or financial condition of the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Debentures or the Agreements.

         (2) To the best of our knowledge, except as specifically described in the Form 10-K or in Exhibit B to the Agreements, there are no proceedings or investigations pending or threatened against or affecting the Company or any subsidiary in any North Carolina court or before any North Carolina governmental authority or arbitral board or tribunal, which involve a substantial risk of materially and adversely affecting the Properties, business or financial condition of the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements or the Debentures. To the best of our knowledge, neither the Company nor any subsidiary is in default with respect to any order of any North Carolina court, governmental authority or arbitral board or tribunal.

Purchasers
June 26, 1992
Page 3

          (3) The Board of Directors of the Company has duly authorized the execution and delivery of the Agreements and the Debentures. The Agreements and the Debentures have been duly executed and delivered to you.

           (4) The Agreements and the Debentures by their terms are stated to be governed by the law of the State of New York. We express no opinion as to whether any court would give effect to the choice of flew York law provided for in the Agreements and the Debentures. However, if the Agreements and the Debentures were stated to be governed by and construed in accordance with the laws of the State of North Carolina, or if a North Carolina court were to apply the laws of the State of North Carolina to the Agreement. and the Debentures, each of the Agreements and the Debentures would constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof nay be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors rights generally.

          (5) The execution and delivery of the Agreements, the offer, issue, sale and delivery of the Debentures by the Company and compliance by the Company with the terms and provisions of the Agreements and the Debentures are within its corporate powers, and will not (a) result in any breach of any material provision of, constitute a default under, or result in the creation of any Lien upon any of the Property of the Company or any Subsidiary under the provisions of, any material agreement or other material instrument known to us to which the Company or any subsidiary is a party or by which it may be bound or to which any of its Property is subject or (b) violate any order, judgment or decree known to us, or any North Carolina or Federal statute, law or regulation, to which the Company or any Subsidiary or any of their respective Properties are subject; provided, however, we give no opinion relating to federal or North Carolina securities laws except as set forth in paragraphs 8 and 9 below, or (c) violate the respective charter instruments or by-laws of the Company or any subsidiary.

         (6) There are no provisions in any indenture (including the Indenture), mortgage, deed of trust or other agreement or instrument known to us to which the Company is now a party or by which the Company is bound which prohibit the payment of principal of, or premium or interest on, the Debentures.

         (7) The issuance of the Debentures has been duly approved by the commission; such approval is in full force and effect and

Purchasers
June 26, 1992
Page 4


has not been stayed or suspended and is not the subject of any pending, or to the best of our knowledge, threatened attack or appeal; such approval is sufficient to enable the Company to perform its obligations under the Agreements and the Debentures the order of the Commission approving the Debentures is subject to appeal, but the Debentures, when issued and sold pursuant to or in reliance on and in accordance with such order, shall be valid and binding in accordance with their terms; no other consent, approval or authorization of, or filing, registration or qualification with, any North Carolina or Federal governmental authority on the part of the Company or any Subsidiary is required in connection with the execution and delivery of the Agreements or the offer, issue, sale or delivery of the Debentures; provided, however, that the opinion set forth in this paragraph (7) is limited by the effect of Worth Carolina General Statutes Section 62-153, which authorizes the commission to disapprove any contract that it finds to be unjust or unreasonable and made for the purpose or with the effect of concealing, transferring or dissipating the earnings of a public utility; provided further, we give no opinion relating to Federal or North Carolina securities laws except as set forth in paragraphs 8 and 9 below.

         (8) None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of the proceeds by the Company from the sale of the Debentures as described in the Agreements) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and x of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

         (9) It is not necessary in connection with the offer or sale of the Debentures to register such Debentures under the Securities Act of 1933, as amended, or to comply with any requirement of the Trust Indenture Act of 1939, as amended.

         (10) To the best of our knowledge, neither the company nor any subsidiary is a party to any contract or agreement which restricts the right or ability of such corporation to issue Debt of any kind, other than (i) the Agreements, (ii) the Indenture, and (iii) the agreements and instruments referred to in section 2.3(b) of the Agreements and listed in Exhibit B thereto. To the best of our knowledge, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien other than the Lien of the Indenture.

Purchasers
June 26, 1992
Page 5


         (11) The Company is a natural gas local distribution company subject to regulation as a public utility by the Commission.

         (12) The issue and sale of the Debentures are in substantial conformity with the provisions of the order of the Commission, except for such nonconformity's that will not affect the validity or enforceability of the Debentures.

           (13) No North Carolina taxes are required to be paid in connection with the issuance and sale of the Debentures.

         In addition to the qualifications set forth above, our opinion set forth above is subject to the following qualifications:

                (i) Our opinion in paragraph 4 is subject to the requirement that the parties to the Agreements act with reasonableness and in good faith to the extent required by applicable law.

                (ii) In rendering our opinion in paragraphs 5 and 7, we express no opinion as to (a) any violation of law, rule or regulation that is applicable to any Purchaser, or that results solely from the status of any Purchaser as an insurance company or facts relating specifically to any Purchaser, including, without limitation, any restrictions on legal investments, or (b) any action or filing which is required solely as a result of the status of any Purchaser as an insurance company, or facts relating specifically to any Purchaser.

               (iii) Our opinion set forth in paragraph 5 above as to the lack of violation of the provisions of any laws of, and the obtaining of all necessary governmental approvals from, any governmental authority or regulatory body of the United States or the State of North Carolina is based solely upon a review of those laws that, in our experience, are normally applicable to transactions of the type contemplated by the Agreements.

         (iv) Our opinion expressed above is limited to the laws of the state of North Carolina and the Federal laws of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of North Carolina which may limit the rates of interest legally chargeable or collectible.

Purchasers
June 26, 1992
Page 6




               (v) To the extent our opinion is qualified by the phrase "'To the best of our knowledge"' or "'known to us", it is based solely upon (a) an officer's certificate of Robert D. Voigt, the Company's Senior Vice President-Finance and Treasurer, a copy of which is attached hereto,
         (b) the representations and warranties of the Company set forth in the Agreements, including the information contained on Exhibit B thereto,
         (c) the actual knowledge of George V. Manna and Jeffrey S. Hay who are, respectively, the litigation partner of Moore & Van Allen who is responsible for handling litigation matters and the corporate partner who is responsible for handling corporate and securities matters for which we have been retained as counsel by the Company, and (d) with respect to the opinion set forth in paragraph 1, certificates of existence or good standing provided by relevant governmental agencies.

               (vi) With respect to The opinion set forth in paragraph 9 above, we have relied on the letter from Dillon, Read & Co. Inc. dated as of June 23, 1992 with respect to the factual matters stated therein. A copy of such letter is attached hereto.

               (vii) with respect to the opinion set forth in paragraph (7) above, to the best of our knowledge, there are no reported decisions in which North Carolina General Statutes Section 62-153 has been invoked by the Commission to invalidate any arms-length agreement between a utility and a nonaffiliate.

         The opinion contained herein is being rendered to you in connection with the execution and delivery by the Company of the Agreement. and the transactions contemplated thereby and may not be relied upon by any other party or for any other purpose.

                                                               Very truly yours,

  PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED OFFICER'S CERTIFICATE

         The undersigned, Robert V. Voigt, senior Vice President-Finance and Treasurer of PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, a corporation organized and existing under the laws of the State of North Carolina (the "Company"), does hereby certify that:

           1. As senior Vice President-Finance and Treasurer, I am familiar with the business and affairs of the Company and with the proceedings taken by the Company in connection with the transactions contemplated by the Debenture Purchase Agreements (the "Agreements"; except as otherwise defined herein, all terms used herein and defined in the Agreements shall have the meaning assigned to them therein) dated as of June 25, 1992 by and among the Company and the purchasers listed on schedule I thereto.

         2. I am familiar with the terms of the Agreements and the Debentures and make this certificate with the intent that it will be relied upon by Moore & Van Allen as a basis for their opinion with respect to this transaction.

         3. To the best of my knowledge, the Company and each subsidiary have paid all franchise taxes and filed all annual and other reports required to be paid or filed in each jurisdiction set forth opposite their respective names on Annex I hereto. To the best of my knowledge, neither the Company nor any subsidiary has taken any action which might cause it not to continue to be in good standing or impair its corporate existence or its authorization to transact business in any jurisdiction set forth opposite its name on Annex I hereto.

         4. Neither the Company nor any subsidiary has any office or employee in any jurisdiction other than those jurisdictions set forth opposite its name on Annex I hereto.

         5. Except as specifically described in the Form 10-K or in Exhibit B to the Agreements, there are no proceedings or investigations pending or (to the best of my knowledge) threatened against or affecting the Company or any Subsidiary in any North Carolina court or before any North Carolina governmental authority or arbitral board or tribunal, which involve a substantial risk of materially and adversely affecting the Properties, business or financial condition of the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements or the Debentures. Neither the Company nor any subsidiary is in default with respect to any order of any North Carolina court, governmental authority or arbitral board or tribunal.



         6. The execution and delivery of the Agreements, the offer, issue, sale and delivery of the Debentures by the Company and compliance by the Company with the terms and provisions of the Agreements and the Debentures will not (a) result in any breach of any material provision of, constitute a default under, or result in the creation of any Lien upon any of the Property of the Company or any subsidiary under the provisions of, any material agreement or other material instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its Property is subject or (b) violate any order, judgment or decree to which the Company or any subsidiary or any of their respective Properties are subject.

           7. There are no provisions in any indenture (including the Indenture), mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which the Company is bound which prohibit the payment of principal of, in premium or interest on, the Debentures.

         8. Neither the Company nor any subsidiary is a party to any contract or agreement which restricts the right or ability of such corporation to issue Debt of any kind, other than (i) the Agreements, (ii) the Indenture, and (iii) the agreements and instruments referred to in Section 2.3(b) of the Agreements and listed in Exhibit B thereto. Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien other than the Lien of the Indenture.

         IN WITNESS Whereof', I have set forth my hand as of the 26th day of June, 1992.



                            Robert D. Voigt, Senior Vice President-Finance and
                               Treasurer

                                     ANNEX I


                                         List of Jurisdictions

          Name                                    Jurisdiction

1.        Public Service Company of               North Carolina *
           North Carolina, Incorporated

2.       PSNC Natural Resources Corporation       North Carolina *


3.       Tar Heel Energy Corporation              North Carolina  *
                                                  Texas
                                                  Louisiana
                                                  Alabama

4.        PSNC Production Corporation             North Carolina *
                                                  Texas
                                                  Louisiana

5.       PSNC Exploration Corporation             North Carolina *
                                                  Texas
                                                  Louisiana

6.        PSNC Propane Corporation                North Carolina *
                                                  South Carolina













*   Jurisdiction of incorporation








Dillon, Read & Co. Inc.
                                                     535 Madison Avenue
                                                     New York, New York 10022
212-906-1000

                                                     June 23, 1992

     Day, Berry & Howard
      Cityplace
Hartford, CT 06103-3499
     Attention: Michael Halloran

       Public Service Company of North Carolina, Inc ("the Company")
      400 Cox Road
       Gastonia, NC 28O53-1398


      Re:   $32,000,000 8.75% Senior Debentures Due May 2012 ("the Debentures")

        Dear Sir and Madam:

       With regard to the above referenced Debentures and Section 2.13 the Debenture Purchase Agreement dated as of June 25,1992 among the Company and the Purchasers of such Debentures listed therein, Dillon, Read & Co. Inc., as agent for the Company, has not offered the Debentures or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other the then the Purchasers and not more than 12 other accredited investors, as that term is defined in Rule 501 of Regulation D, promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act").


                                                         Sincerely Yours,


                                                         David M. Dickson, Jr.
                                                         Vice-President

                                                              EXHIBIT D
                                                     June             , 1992


[Name of Purchaser]


Ladies and Gentlemen:

         This opinion is delivered to you pursuant to Section 3.2 of the Debenture Purchase Agreement dated as of June 25, 1992 (the "Agreement"), between you and Public Service Company of North Carolina, Incorporated (the "Company"). In connection with this opinion, we have examined the documents delivered on the Closing Date and have examined or caused to be examined such other papers, documents and records, have made such examination of law and have satisfied ourselves as to such other matters as we have deemed relevant and necessary to enable us to express the opinions set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified copies and the authenticity of the originals of such latter documents. All of the terms used herein that are defined in the Agreement shall have the same meaning when used herein unless the context otherwise requires.

         Based upon the foregoing, we are of the opinion that:

         (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

         (2) The Board of Directors of the Company has duly authorized the execution and delivery of the Agreement, and the Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

         (3) The execution and delivery of the Agreement, the offer, issue, sale and delivery of the Debentures and compliance by the Company with the terms and provisions of the Agreement and the Debentures will not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of the Articles of Incorporation or the by-laws of the Company.

[Purchaser]
Page 2




         (4) The issuance of the Debentures has been duly approved by the Commission; such approval is sufficient to enable the Company to perform its obligations under the Agreement and the Debentures; and no other consent, approval, or authorization of, or filing, registration or qualification with, any federal or North Carolina governmental authority or other Person on the part of the Company is required in connection with the execution and delivery of the Agreement or the offer, issue, sale or delivery of the Debentures.

           (5) None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Debentures) will violate or result in a violation of section 7 of the securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

         (6) The offer, issuance, sale and delivery of the Debentures under the circumstances contemplated by the Agreement are exempt transactions under the Securities Act of 1933, as amended, and do not, under existing law, require the registration of the Debentures under said Securities Act or compliance with any requirement of, the Trust Indenture Act of 1939, as amended.

         (7) The Debentures have been duly executed and delivered to you and are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

         In rendering the foregoing opinion we have also (i) relied as to certain factual matters on information obtained from public officials and (ii) assumed without verification the accuracy of the statements contained in certificates, agreements and other documents delivered to you or other parties in connection with this transaction and the closing thereof.

         In giving our opinion as to the matters set forth in paragraphs (1) and
(4) above, we are, with your consent, relying entirely on the opinion of Messrs. Moore & Van Allen being delivered to you on the date hereof. We have reviewed said opinion and the scope and form thereof is satisfactory to us and in our opinion you and we are justified in relying thereon.

[Purchaser)
Page 3



                                Very truly yours,



                               DAY, BERRY & HOWARD

                                                      EXHIBIT E



                        SUBORDINATION PROVISIONS OF NOTES



         The [name of issuer] hereby agrees that: (i) all indebtedness (including without limitation principal, premium, if any, and interest) evidenced by this note is hereby expressly made, and shall be, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as hereinafter defined); (ii) no payment of any kind with respect to this note shall be made by [name of issuer) if the principal amount of any of the Senior Debt shall have become due and payable, whether pursuant to a declaration of acceleration or otherwise, and all amounts then due and payable shall not then have been fully paid; (iii) in the event of (a) any insolvency or bankruptcy case or proceeding or other similar case or proceeding under any federal or state bankruptcy or similar law, or any receivership, liquidation, arrangement, relief, reorganization or other similar case or proceeding in connection therewith, relative to Public Service Company of North Carolina, Incorporated (herein the "Company") or [name of issuer) or to their respective creditors, as such, or to their respective assets, or (b) any liquidation (total or partial), dissolution, reorganization, arrangement, adjustment, protection, composition, relief or other winding up of the Company or [name of issuer) or their respective debts, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or [name of issuer], then and in any such event the holders of Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all senior Debt (including interest thereon accruing after the commencement of any such proceeding), or provision shall be made for such payment in a manner accepted by the holders of a majority in principal amount of the Senior Debt, before the holder of this note may retain any payment or other distribution of cash, property or securities on account of this note, and to that end the holders of this note agree to promptly pay over or deliver, or cause to be paid over or delivered, in the manner provided for payment and delivery in clause (iv) below, to the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, any such payment or distribution which may be payable or deliverable by or on behalf of the Company or [name of issuer] or any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person in any such case, proceeding, dissolution, liquidation or other event described above to the


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[Purchaser]
Page 2



holders of this note, for application or in payment in full of the Senior Debt (including interest thereon accruing after the commencement of any such proceeding), after giving effect to any concurrent payment or distribution to the holders of the Senior Debt, before any such payment or distribution shall be retained by any holder of this note; and (iv) any payment or distribution (a "Wrongful Payment") of any character (whether in cash, property, or securities) which shall be received and retained by a holder of this note in contravention of any of the terms of the foregoing provisions shall be held in trust for the benefit of, and forthwith paid over and delivered, in the same form as received (with any necessary endorsement), directly to the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of the Senior Debt may have been issued, as their respective interests may appear, for application to the payment in full of the Senior Debt after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

         As used herein, the term "Senior Debt" means principal of (and premium) and interest on, with respect to (a) all indebtedness of the Company evidenced by the Debentures issued pursuant to the Debenture Purchase Agreements (herein, the "Agreements")dated as of June 25, l992 between Public Service Company of North Carolina, Incorporated and The Travelers Insurance Company, The Travelers Life and Annuity Company, The Travelers Indemnity Company, American United Life Insurance Company and Modern Woodmen of America, and (b) amendments, renewals, extensions, modifications and refundings of any such Debentures so long as such amendment, renewal, extension modification or refunding does not (1) increase the principal amount, rate of interest (direct or indirect, including, without limitation imputed interest) or such amounts payable with respect to the Debentures.

         All terms used herein shall have the meanings set forth in the Agreements.